Filed Pursuant to Rule 424(b)(5)
Registration No. 333-127351
333-127351-01

PROSPECTUS SUPPLEMENT

(To prospectus dated August 30, 2005)

TELECOM ITALIA CAPITAL

$750,000,000 6.20% Guaranteed Senior Notes due 2011

$1,000,000,000 7.20% Guaranteed Senior Notes due 2036

$850,000,000 Guaranteed Senior Floating Rate Notes due 2011

Guaranteed on a senior, unsecured basis by Telecom Italia S.p.A.

Interest on the 2011 notes and the 2036 notes will be paid on January 18 and July 18 of each year, beginning on January 18, 2007. The 2011 notes will mature on July 18, 2011 and the 2036 notes will mature on July 18, 2036.

Interest on the floating rate notes will be paid at a rate equal to the then applicable U.S. dollar three-month LIBOR rate, which will be reset quarterly, plus 0.61%, and will be paid on January 18, April 18, July 18 and October 18 of each year, beginning on October 18, 2006. The floating rate notes will mature on July 18, 2011.

Telecom Italia Capital, a société anonyme, or TI Capital, and Telecom Italia S.p.A., or Telecom Italia, may redeem some or all of the notes at any time on and after January 19, 2008 at the redemption prices described in this prospectus supplement. The notes may also be redeemed at 100% of their principal amount in whole but not in part upon the occurrence of certain tax events described in this prospectus supplement and the accompanying prospectus.

The notes will be unsecured obligations and will rank equally with TI Capital’s other unsecured senior indebtedness. The notes will be fully, unconditionally and irrevocably guaranteed by Telecom Italia. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000.

Application will be made following issuance of the notes to list the notes on the regulated market of the Luxembourg Stock Exchange.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-15 of this prospectus supplement as well as in Telecom Italia’s Annual Report on Form 20-F for the fiscal year ended December 31, 2005 that is incorporated by reference herein, beginning on page 4.

	Per 2011 Note	Total	Per 2036 Note	Total	Per Floating Rate Note	Total
Public Offering Price(1)	99.826%	$748,695,000	99.440%	$994,400,000	100%	$850,000,000
Underwriting Discount	0.350%	$2,625,000	0.875%	$8,750,000	0.350%	$2,975,000
Proceeds, before expenses, to Telecom Italia Capital	99.476%	$746,070,000	98.565%	$985,650,000	99.650%	$847,025,000

(1)	Plus accrued interest from July 18, 2006, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants including Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme Luxembourg, on or about July 18, 2006.

Joint Bookrunners

CREDIT SUISSE	JPMORGAN

LEHMAN BROTHERS

MERRILL LYNCH & CO.	MORGAN STANLEY

The date of this prospectus supplement is July 11, 2006.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date later than the date on the front of this prospectus supplement.

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes being offered. The second part, the base prospectus, gives more general information, some of which may not apply to the notes being offered. Generally, when we refer only to the prospectus, we are referring to both parts combined and, when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of notes varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in the prospectus supplement.

CERTAIN DEFINED TERMS

In this prospectus supplement and the accompanying prospectus, references to the “Issuer” and “TI Capital” refer to Telecom Italia Capital. References to the “Guarantor” and “Telecom Italia” refer to Telecom Italia S.p.A. References to “we”, “us” and “our” refer to Telecom Italia Capital or, if the context so requires, also to Telecom Italia S.p.A. and, if the context so requires, its consolidated subsidiaries (including TI Capital). References to “Telecom Italia Group” refer to Telecom Italia S.p.A. and its consolidated subsidiaries (including TI Capital). References to “Old Telecom Italia” refer to Telecom Italia S.p.A. and its consolidated subsidiaries as they existed immediately prior to August 4, 2003, the effective date of the merger (the “Merger”) between Olivetti S.p.A. (“Olivetti”) and Old Telecom Italia.

WHERE YOU CAN FIND MORE INFORMATION

Telecom Italia

Telecom Italia is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers and files annual reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document Telecom Italia files with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Since November 4, 2002, Telecom Italia has been required to file and furnish its documents to the SEC on EDGAR, the SEC’s electronic filing system. All such filings made since such date can be reviewed on EDGAR by going to the SEC’s website: http://www.sec.gov.

On completion of the Merger on August 4, 2003, Olivetti changed its name to Telecom Italia S.p.A. and succeeded to the Exchange Act information requirements of Old Telecom Italia. All annual reports on Form 20-F and reports on Form 6-K filed or furnished with the SEC prior to August 4, 2003, were so filed or furnished by Old Telecom Italia. As a foreign private issuer, Telecom Italia is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Telecom Italia’s officers, directors and controlling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Telecom Italia’s ordinary share ADSs and savings share ADSs are listed on the New York Stock Exchange and you can inspect Telecom Italia’s reports and other information at the New York Stock Exchange Inc., 20 Broad Street, New York, New York.

S-ii

TI Capital

TI Capital is a directly and indirectly wholly-owned subsidiary of Telecom Italia, organized under the laws of Luxembourg. TI Capital does not, and will not, file separate reports with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC in other documents, which means:

•	incorporated documents are considered part of this prospectus;

•	Telecom Italia can disclose important information to you by referring you to those documents; and

•	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus, and information that Telecom Italia files with the SEC after the date of this prospectus automatically updates and supersedes this prospectus. In all cases, you should rely on the information contained in a document that was filed later over differing information included in this prospectus or the prospectus supplement.

We are incorporating by reference the following documents:

•	Telecom Italia’s Annual Report on Form 20-F for the year ended December 31, 2005 (the “Telecom Italia Annual Report”) (File No. 001-13882) filed with the SEC on May 19, 2006;

•	Telecom Italia’s reports on Form 6-K filed with the SEC on May 16, 2006, which describes a possible sale of preferred shares indirectly held by Telecom Italia in TIM Participações S.A., and on July 3, 2006, which announced the cancellation of such possible sale; and

•	Telecom Italia’s report on Form 6-K filed with the SEC on July 10, 2006, which includes Telecom Italia’s unaudited interim consolidated financial information for the three-month period ended March 31, 2006.

We also incorporate by reference each of the following documents that Telecom Italia will file with the SEC after the date of this prospectus until such time as all of the notes covered by this prospectus supplement have been sold:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any future reports filed on Form 6-K that indicate they are incorporated by reference in this prospectus.

You may obtain a copy of any of the documents referred to above (excluding exhibits) at no cost by contacting Telecom Italia or TI Capital at the following respective addresses:

Telecom Italia S.p.A.

Piazza degli Affari 2

20123 Milan

Italy

(+39-02-85951)

Attention: Alex Bolis

Telecom Italia Capital

12, rue Eugène Ruppert

L-2453

Luxembourg

(+352-4560601)

Attention: Adriano Trapletti

S-iii

NOTICE TO INVESTORS

You understand that the notes will only be offered and sold to investors who are resident for income tax purposes in countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996 as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. See “Description of the Debt Securities and Guarantees—Transfer Restrictions” in the accompanying prospectus and “Description of Notes and Guarantees—Transfer Restrictions” in this prospectus supplement. You also understand that it is the intention of Telecom Italia that the notes will be held only by investors resident in countries identified in the above mentioned decree. If Telecom Italia becomes the obligor under the notes due to substitution or otherwise (see “Description of Debt Securities and Guarantees—Mergers and Similar Events” in the accompanying prospectus) and Telecom Italia were obligated to withhold on any payments made on the notes, there would be no obligation to gross up such payments to investors resident in the countries identified in the above Decree (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements. See “Description of Notes and Guarantees—Payment of Additional Amounts” in this prospectus supplement and “Description of Debt Securities and Guarantees—Payment of Additional Amounts” in the accompanying prospectus.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) the notes have not been offered and will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that the notes may, with effect from and including the Relevant Implementation Date, be offered to the public in that Relevant Member State (provided that the notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy) at any time:

•	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000 and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the foregoing, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-iv

NOTICE TO INVESTORS IN ITALY

The notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy and copies of this prospectus or any materials relating to the notes may not be distributed in Italy. Trading in the notes on the secondary market in Italy may be subject to restrictions pursuant to Italian law. In particular, sales of the notes in Italy by professional investors to persons who are not professional investors should be made, for one year from the issuance, using an Italian information document drafted in accordance with Article 100bis, paragraph 2, of the Legislative Decree no. 58 of February 24, 1998, as subsequently amended (so-called “Unified Financial Act” (“UFA”)), failing which such professional investors would be liable for the solvency of the issuer vis-a-vis any purchasers of the notes who are not professional investors. Furthermore, in the case an Italian investor were to purchase the notes on the secondary market and were holding the notes at the time of the optional redemption (see “Description of the Notes and Guarantees—Redemption at TI Capital’s Option” on page S-22 of this prospectus supplement), in certain cases there may be adverse tax consequences including the application of a 20% surtax. Italian investors holding the notes will be responsible for such adverse tax consequences and no additional amounts will be paid in connection therewith by TI Capital or Telecom Italia.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

The prospectus is being distributed in the United Kingdom only to persons of the kind described in Article 19(5) (“investment professionals”) or Article 49(2) (“high net worth companies, unincorporated associations etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or to persons to whom it may otherwise lawfully be issued (collectively, “relevant persons”). By accepting delivery of this prospectus the recipient warrants and acknowledges that it is a relevant person. This prospectus must not be acted or relied upon by persons who are not relevant persons.

NOTICE TO INVESTORS IN FRANCE

In France, the notes may not be directly or indirectly offered or sold to the public, and offers and sales of the notes will only be made in France to qualified investors or to a restricted circle of investors, acting for their own accounts or to persons providing the investment service of portfolio management with third parties’ funds, in accordance with article L. 411-2 of the Code monétaire et financier. Accordingly, this prospectus has not been submitted for clearance to the Autorités des Marchés Financiers. Neither this prospectus nor any other offering material may be distributed to the public in France. In the event that the notes purchased by investors are directly or indirectly offered or sold to the public in France, the conditions set forth in Articles L. 412-1 and L. 621-8 of the Code monétaire et financier must be satisfied.

STABILIZATION

In connection with the issue of the notes, J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (collectively, the “Stabilizing Managers”) (or persons acting on behalf of the Stabilizing Managers) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Managers (or persons acting on behalf of the Stabilizing Managers) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment shall be conducted in accordance with all applicable laws and rules.

S-v

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus or any incorporated document may contain certain forward-looking statements, which reflect management’s current views with respect to certain future events, trends and financial performance. Actual results may differ materially from those projected or implied in the forward-looking statements. Further, certain forward-looking statements are based upon assumptions of future events and trends which may not prove to be accurate. The following important factors could cause actual results to differ materially from those projected or implied in any forward-looking statements:

•	the continuing impact of increased competition in a liberalized market, including competition from global and regional alliances formed by other telecommunications operators in our core Italian domestic fixed-line and wireless markets;

•	our ability to introduce new services to stimulate increased usage of our fixed and wireless networks to offset declines in the traditional fixed-line voice business due to the continuing impact of regulatory required price reductions, market share loss, pricing pressures generally and shifts in usage patterns;

•	the level of demand for telecommunications services, particularly wireless telecommunications services in the maturing Italian market and for new higher value added products and services such as broadband;

•	our ability to achieve the planned synergies expected to be generated by the merger of Telecom Italia and Telecom Italia Mobile S.p.A., including expenses, capital expenditures and capacity to launch new convergent services;

•	the success of our customer loyalty and retention programs and the impact of such programs on our revenues;

•	the impact of regulatory decisions and changes in the regulatory environment, including implementation of recently-adopted EU directives in Italy;

•	our ability to successfully implement the new structure following the merger of Telecom Italia Mobile S.p.A. into Telecom Italia;

•	the impact of economic development generally on our international business and on our foreign investments and capital expenditures;

•	the continuing impact of rapid or “disruptive” changes in technologies;

•	the impact of political and economic developments in Italy and other countries in which we operate;

•	the impact of fluctuations in currency exchange and interest rates;

•	our ability to successfully implement our strategy over the 2006-2008 period;

•	our ability to successfully achieve our debt reduction targets;

•	our ability to successfully implement our Internet and broadband strategy both in Italy and abroad;

•	our ability to achieve the expected return on the investments and capital expenditures we have made and continue to make in Brazil and in Europe on broadband;

•	the amount and timing of any future impairment charges for our licenses, goodwill or other assets; and

•	the impact of litigation or decreased mobile communications usage arising from actual or perceived health risks or other problems relating to mobile handsets or transmission masts.

The foregoing factors should not be construed as exhaustive. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

S-vi

PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION

Unless otherwise indicated, the financial information contained in this prospectus supplement and incorporated by reference herein is prepared using International Financial Reporting Standards as adopted by the European Union (“IFRS”). Note 43 of the Notes to the audited consolidated financial statements of Telecom Italia included in the Telecom Italia Annual Report incorporated by reference in this prospectus supplement describes the material differences between IFRS and U.S. GAAP as they relate to Telecom Italia. No U.S. GAAP financial statements have been prepared for Telecom Italia.

Telecom Italia adopted IFRS for the first time in its annual consolidated financial statements for the year ended December 31, 2005, which included comparative financial statements for the year ended December 31, 2004. IFRS 1, First-time Adoption of International Financial Reporting Standards, requires that an entity develop accounting policies based on the standards and related interpretations effective at the reporting date of its first annual IFRS financial statements (i.e., for Telecom Italia, December 31, 2005). IFRS 1 also requires that those policies be applied as of the date of transition to IFRS (i.e., for Telecom Italia, January 1, 2004) and throughout all periods presented in the first IFRS financial statements.

For the purposes of the consolidated financial statements included in the Telecom Italia Annual Report incorporated herein by reference there are no differences between IFRS issued by the International Accounting Standards Board and IFRS adopted by the European Union, or EU.

The effect of the transition from Italian GAAP to IFRS as well as the choices made by Telecom Italia among the accounting options provided by IFRS are described in “Note 42—Transition to International Financial Reporting Standards (IFRS)” of the notes to the consolidated financial statements included in the Telecom Italia’s Annual Report incorporated herein by reference.

The currency used by Telecom Italia in preparing its consolidated financial statements is the euro. References to “€”, “euro” and “Euro” are to the euro, and references to “U.S. dollars”, “dollars”, “U.S.$” or “$” are to U.S. dollars. For the purpose of this prospectus, “billion” means a thousand million. On June 30, 2006, the Noon Buying Rate (as defined below) was euro 1=U.S. $1.2779. The noon buying rate is determined based on cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the “Noon Buying Rate”).

S-vii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains key information about this offering and Telecom Italia’s financial results. It may not contain all the information that is important to you. For more information regarding the Telecom Italia Group and for a more complete understanding of the terms of the notes, and before making your investment decision, you should carefully read this prospectus supplement and the accompanying prospectus and the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference”.

The Offering

The following summary contains basic information about the notes. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the “Description of Notes and Guarantees” section of this prospectus supplement and the “Description of Debt Securities and Guarantees” section of the accompanying prospectus which contain more detailed information regarding the terms and conditions of the notes and guarantees.

Issuer	TI Capital

Guarantor	Telecom Italia

Securities	$750,000,000 6.20% Guaranteed Senior Notes due 2011 (the “2011 notes”);

$1,000,000,000 7.20% Guaranteed Senior Notes due 2036 (the “2036 notes” and, together with the 2011 notes, the “fixed rate notes”); and

$850,000,000 Guaranteed Senior Floating Rate Notes due 2011 (the “floating rate notes” and, together with the fixed rate notes, the “notes”)

Guarantee

Telecom Italia will irrevocably and unconditionally guarantee the full and punctual payment of principal, interest, additional amounts and all other amounts, if any, that may become due and payable in respect of the notes. If TI Capital fails to punctually pay any such amount, Telecom Italia will immediately pay the same.

Issue price	99.826% of the principal amount for the 2011 notes;

99.440% of the principal amount for the 2036 notes; and

100% of the principal amount for the floating rate notes.

Maturities	July 18, 2011 for the 2011 notes;

July 18, 2036 for the 2036 notes; and

July 18, 2011 for the floating rate notes.

Interest rate	The 2011 notes will bear interest at a rate of 6.20% per annum; and the 2036 notes will bear interest at a rate of 7.20% per annum.

The floating rate notes will bear interest at the then applicable U.S. dollar three-month LIBOR rate, which rate will be reset quarterly, plus 0.61%.

The notes will bear interest from July 18, 2006.

Interest payment dates	January 18 and July 18, beginning on January 18, 2007, for the 2011 notes.

January 18 and July 18, beginning on January 18, 2007, for the 2036 notes.

January 18, April 18, July 18 and October 18, beginning on October 18, 2006, for the floating rate notes.

Regular record dates	January 1 and July 1 for the 2011 notes.

January 1 and July 1 for the 2036 notes.

On the day that is 15 calendar days prior to each interest payment date for the floating rate notes.

Settlement date	July 18, 2006.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $2,579 million. The net proceeds of this offering are intended to be used for loans to the Telecom Italia Group companies for their general corporate purposes, which may include the repayment of existing indebtedness. See “Use of Proceeds.”

Ranking

The notes are unsecured by assets or property. The notes will rank equally in right of payment with all other senior unsecured indebtedness of TI Capital from time to time outstanding. The guarantee will rank equally in right of payment with all of Telecom Italia’s senior unsecured indebtedness.

Payment of additional amounts

TI Capital, as issuer, and Telecom Italia, as guarantor, will pay additional amounts in respect of any payments of interest or principal so that the amount you receive after Luxembourg or Italian withholding tax will equal the amount that you would have received if no withholding of tax had been applicable, subject to some exceptions as described under “Description of Notes and Guarantees—Payment of Additional Amounts” in this prospectus supplement and “Description of Debt Securities and Guarantees—Payment of Additional Amounts” in the accompanying prospectus. See also “Description of Debt Securities and Guarantees—Transfer Restrictions.”

Optional redemption	Beginning on January 19, 2008, the fixed rate notes will be redeemable in whole or in part at TI Capital’s option at any time at a redemption price equal to the greater of:

• 100% of the principal amount of the applicable fixed rate notes, or

•    as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus:

20 basis points for the 2011 notes,

30 basis points for the 2036 notes,

plus accrued and unpaid interest thereon to the date of redemption.

Beginning on January 19, 2008, the floating rate notes will be redeemable in whole or in part at TI Capital’s (or TI Capital successor’s) option at any time at a redemption price equal to the greater of:

• 100% of the principal amount of the applicable floating rate notes; or

•    the sum of the present values of the remaining scheduled payments of principal and interest (assuming that LIBOR through maturity would remain constant as of the date of redemption) thereon (not including any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a bond-equivalent yield basis (using the same interest rate convention as that used in computing interest on the floating rate notes) at a rate per annum equal to LIBOR as of the redemption date, minus 36 basis points, plus accrued and unpaid interest thereon to the date of redemption.

See “Description of Notes and Guarantees—Redemption at TI Capital’s Option”.

Tax redemption

If, due to changes in Italian or Luxembourg laws relating to withholding taxes applicable to payments of principal or interest, or in connection with certain merger or similar transactions of Telecom Italia or TI Capital, TI Capital, as issuer, or Telecom Italia, as guarantor (or its respective successors), is obligated to pay additional amounts on the notes, TI Capital may redeem the outstanding notes in whole, but not in part, at any time at a price equal to 100% of their principal amount plus accrued interest to the redemption date.

Form and denomination	Delivery of the notes is expected to be made on or about July 18, 2006 as described below.

The notes will be issued only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000, unless otherwise specified by us. Each series of the notes will be evidenced by a separate note in global form, which will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

You may hold a beneficial interest in the global notes through DTC, directly as a participant in DTC or indirectly through financial institutions that are DTC participants. Both Euroclear and Clearstream are DTC participants. As an owner of a beneficial interest in the global notes, you will generally not be entitled to have your notes registered in your name, will not be entitled to receive certificates in your name evidencing the notes and will not be considered the holder of any notes under the indenture for the global notes.

Mergers and assumptions

Each of TI Capital and Telecom Italia is generally permitted to consolidate or merge with another company. TI Capital will be permitted to merge with an Italian company and either Telecom Italia or any Italian subsidiary of Telecom Italia will be permitted to assume the obligations of TI Capital subject to the delivery of certain legal opinions. To the extent that an Italian company, including Telecom Italia or any Italian subsidiary of Telecom Italia, will become the obligor under the notes and that such Italian company will be required to withhold on any payments made on the notes, there would be no obligation to gross up such payments to investors (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements.

Luxembourg listing

TI Capital will, following issuance of the notes, apply to list the notes on the regulated market of the Luxembourg Stock Exchange in accordance with the rules and regulations of the regulated market of the Luxembourg Stock Exchange.

Trustee, principal paying agent, registrar and calculation agent	JPMorgan Chase Bank, N.A.

Governing law	New York. For the avoidance of doubt, the provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

Ratings	Telecom Italia’s long-term rating is Baa2 with a stable outlook according to Moody’s, BBB+ with a negative outlook according to Standard & Poors and BBB+ with a stable outlook according to Fitch.

A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization and each rating should be evaluated independently of any other rating.

Risk factors

Prospective purchasers of the notes should consider carefully all of the information set forth in this prospectus and, in particular, the information set forth under “Risk Factors” and “Description of the Debt Securities and Guarantees—Transfer Restrictions” in the accompanying prospectus.

Selling restrictions	There are restrictions on persons that can be sold notes, and on the distribution of this prospectus, as described in “Underwriting”.

Transfer restrictions	Investors should also note that under certain circumstances Italian taxes could apply. See “Description of Notes and Guarantees—Transfer Restrictions”.

Further issues

TI Capital may issue as many distinct series of notes under the indenture as it wishes. TI Capital may, subject to certain conditions, without the consent of any holder of the notes, “reopen” any series of the notes and issue additional notes having the same ranking, maturity and other terms (except for the issue date and issue price) as the notes of the applicable series offered pursuant to this prospectus. Any further issue will be considered to be part of the notes of the applicable series offered hereby, will be fungible therewith after any applicable restricted period and will rank equally and ratably with the notes of the applicable series offered hereby.

Summary Selected Financial Information

The summary selected financial data set forth below are consolidated financial data of the Telecom Italia Group as of and for each of the years ended December 31, 2004 and 2005, which have been extracted or derived from the consolidated financial statements of the Telecom Italia Group prepared in accordance with IFRS and audited by the independent registered public accounting firm Reconta Ernst & Young S.p.A.

Unless otherwise indicated, amounts presented in this section are prepared in accordance with IFRS. Certain U.S. GAAP statement of operations and balance sheet amounts have been presented for the years ended December 31, 2001, 2002, 2003, 2004 and 2005. For additional information about the U.S. GAAP reconciliation, for the years ended December 31, 2004 and 2005, you should read “Note 43—Reconciliation of IFRS as adopted by the EU to U.S. GAAP” to the audited consolidated financial statements of Telecom Italia included in the Telecom Italia Annual Report incorporated in this prospectus supplement by reference.

Until December 31, 2004, Telecom Italia prepared its consolidated financial statements and other interim financial information (including quarterly and semi-annual data) in accordance with Italian GAAP. Pursuant to SEC Release 33-8567, “First-Time Application of International Financial Reporting Standards”, Telecom Italia is only required to include consolidated financial statements for the years ended December 31, 2004 and 2005 (earlier periods are not required to be included).

The accompanying IFRS financial data has been prepared in accordance with IFRS effective at December 31, 2005. For the purposes of the consolidated financial statements included in the Telecom Italia Annual Report and incorporated by reference in this prospectus supplement, there are no differences between IFRS issued by the International Accounting Standards Board and IFRS adopted by the EU.

For a more complete description of the adoption of IFRS please see “Item 5. Operating and Financial Review and Prospects—5.4 Adoption of International Financial Reporting Standards” as well as “Note 42—Transition to International Financial Reporting Standards (IFRS)” of the Notes to the consolidated financial statements included in the Telecom Italia Annual Report incorporated in this prospectus supplement by reference.

The selected financial data below should be read in conjunction with the consolidated financial statements and notes thereto included in the Telecom Italia Annual Report incorporated in this prospectus supplement by reference.

	Year ended December 31,
	2004	2005		2005
	(millions of Euro)			(millions of U.S. dollars)(1)
Statement of Operations Data in accordance with IFRS:
Revenues(2)	28,292	29,919		38,233

Operating income(2)	7,603	7,499		9,583

Net income from continuing operations	2,952	3,140		4,013
Net income (loss) from discontinued operations/assets held for sale	(118)	550		703

Net income	2,834	3,690		4,716

of which:
• Net income attributable to the Telecom Italia Group	1,815	3,216		4,110
• Net income attributable to Minority interests	1,019	474		606

	Year ended December 31,
	2004	2005		2005
	(thousands of Euro, except percentages and per share amounts)			(thousands of U.S. dollars, except percentages and per share amounts)(1)
Financial Ratios in accordance with IFRS:
—Revenues/Employees (average number in the Telecom Italia Group, excluding employees relating to the consolidated companies considered as discontinued operations/assets held for sale and including temporary employees) (2)(3)	355.4	374.6		478.7
—Operating income/Revenues (ROS)(%)	26.9	25.1		25.1

Basic and Diluted earnings per Share(4):
—Ordinary Share	0.11	0.17		0.22
—Savings Share	0.12	0.18		0.23
Of which:
—From continuing operations:
• Ordinary Share	0.12	0.14		0.18
• Savings Share	0.13	0.15		0.19
—From discontinued operations/assets held for sale:
• Ordinary Share	(0.01)	0.03		0.04
• Savings Share	(0.01)	0.03		0.04

Dividends:
• per Ordinary Share	0.1093	0.1400	(5)	0.1789
• per Savings Share	0.1203	0.1510	(5)	0.1930

	As of December 31,
	2004	2005	2005
	(millions of Euro, except percentages and employees)		(millions of U.S. dollars, except percentages and employees)(1)
Balance Sheet Data in accordance with IFRS:
Total assets	81,834	96,010	122,691

Shareholders’ equity:
Shareholders’ equity attributable to the Telecom Italia Group	16,248	25,662	32,793
Shareholders’ equity attributable to Minority Interests	4,550	1,323	1,691

Total shareholders’ equity	20,798	26,985	34,484

Total liabilities	61,036	69,025	88,207

Total shareholders’ equity and liabilities	81,834	96,010	122,691

Share capital(6)	8,809	10,599	13,544

Financial Ratios in accordance with IFRS:
Net financial debt/Net invested capital (debt ratio)(%)(7)	61.2	59.6	59.6
Employees (number in the Telecom Italia Group at year-end, excluding employees relating to the consolidated companies considered as discontinued operations/assets held for sale and including temporary employees)(2)	82,620	85,484	—

	Year ended December 31,
	2001	2002	2003	2004	2005	2005
	(millions of Euro, except per share amounts)					(millions of U.S. dollars, except per share amounts)(1)
Statement of Operations Data in accordance with U.S. GAAP:
Revenues	27,025	26,769	27,290	28,292	29,921	38,236

Operating income	3,159	6,724	7,626	6,822	5,874	7,506

Net income (loss) before minority interests, discontinued operations/assets held for sale and cumulative effect of accounting changes	(3,001)	6,272	3,064	2,899	1,962	2,507
Minority interests	18	(3,016)	(1,523)	(1,167)	(479)	(612)
Net income (loss) from discontinued operations/ assets held for sale	(1,043)	(1,300)	319	(191)	409	523
Cumulative effect of accounting changes, net of taxes	20	—	(19)	—	47	60

Net income (loss)(8)	(4,006)	1,956	1,841	1,541	1,939	2,478

Basic and Diluted earnings per Ordinary Share(9):
Net income (loss) after minority interests per Ordinary Share from continuing operations	(0.87)	0.80	0.17	0.10	0.08	0.10
Net income (loss) after minority interests per Ordinary Share from discontinued operations/assets held for sale	(0.31)	(0.32)	0.04	(0.01)	0.02	0.03
Net income (loss) after minority interests per Ordinary Share from cumulative effect of accounting changes	0.01	0.00	(0.01)	0.00	0.00	0.00

Net income (loss) per Ordinary Share	(1.17)	0.48	0.20	0.09	0.10	0.13

Basic and Diluted earnings per Savings Share(9):
Net income (loss) after minority interests per Savings Share from continuing operations	—	—	0.18	0.11	0.09	0.11
Net income (loss) after minority interests per Savings Share from discontinued operations/ assets held for sale	—	—	0.04	(0.01)	0.02	0.03
Net income (loss) after minority interests per Savings Share from cumulative effect of accounting changes	—	—	(0.01)	0.00	0.00	0.00

Net income (loss) per Savings Share	—	—	0.21	0.10	0.11	0.14

	As of December 31,
	2001	2002	2003	2004	2005	2005
	(millions of Euro)					(millions of U.S. dollars)(1)
Balance Sheet Data in accordance with U.S. GAAP:
Total Assets	104,212	93,367	108,335	106,919	123,304	157,570

Shareholders’ equity(10)	13,611	15,221	35,067	34,827	44,631	57,034

Total liabilities(11)	90,601	78,146	73,268	72,092	78,673	100,536

Total shareholders’ equity and liabilities	104,212	93,367	108,335	106,919	123,304	157,570

Share capital(6)	8,570	8,630	8,798	8,809	10,599	13,544

	As of December 31,
	2001	2002	2003	2004	2005
Statistical Data:
Wireline:
Subscriber fixed-lines in Italy (thousands)(12)	27,353	27,142	26,596	25,957	25,049
—of which: ISDN equivalent lines in Italy (thousands)(12)	5,403	5,756	6,027	5,805	5,459
Broadband Access(13):
• in Italy (thousands)	390	850	2,040	4,010	5,707
• in Europe (thousands)	—	—	160	420	1,313
Voice Offers in Italy (thousands)(14)	4,094	5,224	5,547	5,883	6,392
Page views Virgilio (millions)	3,945	5,267	6,612	7,902	9,842
Unique users Virgilio (monthly average number) (millions)	6.5	9.5	12.0	13.9	15.7
Network infrastructure in Italy:
• access network in copper (millions of km—pair)	104.3	104.3	105.2	105.2	105.2
• access network and transport in fiber optics (millions of km of fiber optics)	3.2	3.6	3.6	3.7	3.7
Network infrastructure abroad:
• European backbone (km of fiber optics)	36,600	36,600	39,500	39,500	51,000
Mobile:
Mobile lines in Italy at period-end (thousands)(15)	23,946	25,302	26,076	26,259	28,576
Foreign mobile lines at period-end (thousands)(16)	4,558	5,335	8,304	13,588	20,171
Total mobile lines at period-end (Italy + foreign in thousands)(16)	28,504	30,637	34,380	39,847	48,747
GSM coverage in Italy (% of population)	99.7	99.8	99.8	99.8	99.8
Media:
La7 average audience share for the year (%)	2.0	1.8	2.2	2.4	2.7
La7 average audience share for the month of December (%)	1.8	2.1	2.2	2.6	3.1

(1)	For the convenience of the reader, Euro amounts for 2005 have been converted into U.S. dollars using the Euro/Dollar Exchange Rate in effect on June 30, 2006 of €1.00 = U.S.$1.2779.
(2)	The table below sets forth revenues, operating income, capital expenditures and number of employees by Business Units, for the last two years:

	Period	Wireline (a)(b)	Mobile	Media (a)	Olivetti (d)	Other Activities (b)(c)	Adjustments and eliminations	Consolidated Total
	(millions of Euro, except number of employees)
Revenues(e)	2005	17,802	12,963	180	452	1,680	(3,158)	29,919
	2004	17,431	11,712	168	590	1,635	(3,244)	28,292

Operating income	2005	4,566	3,661	(130)	(38)	(615)	55	7,499
	2004	4,756	3,850	(93)	17	(715)	(212)	7,603

Capital	2005	2,670	2,118	65	19	308	(7)	5,173
expenditures	2004	2,267	2,288	39	15	393	—	5,002

Number of employees at year-end(f)	2005 2004	55,990 54,090	20,767 18,743	886 1,077	1,750 2,109	6,091 6,601	— —	85,484 82,620

(a)	On June 1, 2005, Telecom Italia acquired all of Telecom Italia Media’s Internet activities (Nuova Tin.it and Matrix); as a result, the Internet activities are included in the Wireline Business Unit for all periods presented, while they have been considered as discontinued operations in the Media Business Unit.

(b)	The operating activity IT Group is no longer presented since it is now included in the Wireline Business Unit and in Other Activities following the merger of IT Telecom with Telecom Italia which took place at the end of 2004.
(c)	Entel Bolivia group is included in Other Activities.
(d)	On April 5, 2005, Olivetti Tecnost S.p.A. changed its name to Olivetti S.p.A.
(e)	Revenues are total revenues of the various business units of the Telecom Italia Group before elimination of intercompany sales (but after elimination of sales between companies within the same major business area).
(f)	The number of employees at year-end excludes employees relating to the consolidated companies considered as discontinued operations/asset held for sale, and includes temporary employees. For purposes of comparison with December 31, 2005, the number of employees at December 31, 2004 has been adjusted in order to include as discontinued operations/assets held for sale those companies that are considered as such at December 31, 2005.

(3)	The average number of employees in the Telecom Italia Group (excluding employees relating to the consolidated companies considered as discontinued operations/assets held for sale and including temporary employees) was 79,602 and 79,869 in 2004 and 2005, respectively.
(4)	In accordance with IAS 33 “Earnings per share,” basic earnings per Ordinary Share is calculated by dividing the Telecom Italia Group’s net income available to shareholders by the weighted average number of shares outstanding during the year, excluding treasury shares.

Since Telecom Italia has both Ordinary Shares and Savings Shares outstanding, the calculations also take into account the requirement that holders of Savings Shares are entitled to an additional dividend equal to 2% of the par value of Savings Shares above dividends paid on the Ordinary Shares.

For the purpose of these calculations, the weighted average number of:

•	Ordinary Shares was 10,208,327,613 for the year ended December 31, 2004 and 12,283,195,845 for the year ended December 31, 2005; and

•	Savings Shares was 5,795,921,069 for the year ended December 31, 2004 and 5,930,204,164 for the year ended December 31, 2005.

For diluted earnings per share the weighted average number of shares outstanding is adjusted assuming conversion of all dilutive potential shares. Potential shares are those securities that, if converted into shares, would increase the total number of shares outstanding and reduce the earnings attributable to each share. Potential shares include options, warrants and convertible securities. Telecom Italia’s net income is also adjusted to reflect the impact of the conversion of potential shares net of the related tax effects.

(5)	Telecom Italia’s dividend coupons for the year ended December 31, 2005 were clipped on April 24, 2006 and were payable from April 27, 2006.
(6)	Share capital represents share capital issued net of the par value of treasury shares.
(7)

Net Financial Debt is a Non-GAAP financial measure as defined in Item 10 of Regulation S-K under the Exchange Act, but is widely used in Italy by financial institutions to assess liquidity and the adequacy of a company’s financial structure. We believe that Net Financial Debt provides an accurate indicator of our ability to meet our financial obligations, represented by gross debt, from our available liquidity, represented by the other items shown in the reconciliation table. Net Financial Debt allows us to show investors the trend in our net financial condition over the periods presented. The limitation on the use of Net Financial Debt is that it effectively assumes that gross debt can be reduced by our cash and other liquid assets. In fact, it is unlikely that we would use all of our liquid assets to reduce our gross debt all at once, as such assets must also be available to pay employees, suppliers, and taxes, and to meet other operating needs and capital expenditure requirements. Net Financial Debt and its ratio to total shareholders’ equity (including minority interests), or leverage, are used to evaluate our financial structure in terms of sufficiency and cost of capital, level of debt, debt rating and funding cost, and whether our financial structure is adequate to achieve our business plan and our financial targets (which include our debt ratio, or Net Financial Debt divided by net invested capital, the latter meaning net assets excluding Net Financial Debt). Our management monitors the Net Financial Debt and leverage or similar measures as reported by other telecommunications operators in Italy and abroad, and by other major listed companies in Italy, in order to assess our liquidity and financial structure relative to such companies. We also monitor the trends in our Net Financial Debt and leverage in order to optimize the use of internally generated funds versus funds from third parties. Net Financial Debt is reported in our Italian Annual Report to shareholders and is used in presentations to investors and analysts. Net Financial Debt is calculated as follows:

	As of December 31,
	2004	2005
	(millions of Euro)
GROSS FINANCIAL DEBT
Non-current financial liabilities (Long-term debt)
Financial payables	36,862	40,252
Finance lease liabilities	1,860	1,894
Other financial liabilities	3	—

	38,725	42,146

Current financial liabilities (Short-term debt), excluding financial debt relating to discontinued operations/assets held for sale
Financial payables	4,168	9,572
Finance lease liabilities	227	234
Other financial liabilities	5	6

	4,400	9,812

Financial debt relating to discontinued operations/assets held for sale	188	143

TOTAL GROSS FINANCIAL DEBT (A)	43,313	52,101

FINANCIAL ASSETS
Non-current financial assets
Securities other than equity investments	7	8
Financial receivables and other non-current financial assets	386	988

	393	996

Current financial assets, excluding financial assets relating to discontinued operations/assets held for sale
Securities other than equity investments	457	378
Financial receivables and other current financial assets	662	509
Cash and cash equivalents	8,855	10,323

	9,974	11,210

Financial assets relating to discontinued operations/assets held for sale	84	37

TOTAL FINANCIAL ASSETS (B)	10,451	12,243

NET FINANCIAL DEBT (A-B)	32,862	39,858

(8)	Excludes Minority interests.
(9)

In accordance with U.S. GAAP, the Net income (loss) per Ordinary Share has been calculated using the two class method, since Telecom Italia has both Ordinary Shares and Savings Shares outstanding. Under this method, set forth in Statement of Financial Accounting Standards No. 128, “Earnings per Share,” Basic earnings per share is computed by dividing income available to shareholders by the weighted average number of shares outstanding. For the purpose of these calculations, the weighted average number of

Ordinary Shares was 3,424,694,178 for the year ended December 31, 2001 and 4,054,375,543 for the year ended December 31, 2002. The weighted average number of Ordinary Shares and Savings Shares was 6,620,513,494 and 2,414,967,112 for the year ended December 31, 2003, 10,208,327,613 and 5,795,921,069 for the year ended December 31, 2004 and 12,283,195,845 and 5,930,204,164 for the year ended December 31, 2005. The calculations take into account the requirement that holders of Savings Shares are entitled to an additional dividend equal to 2% of the par value of Savings Shares in addition to dividends paid on the Ordinary Shares. The calculations also take into account that in 2001 and 2002 (after the redenomination of the share capital into Euro following the resolution taken by the Extraordinary Shareholders’ Meeting held on July 4, 2000) the par value of Ordinary Shares was €1 per share, and that in 2003, after the Merger, the par value of Ordinary Shares and Savings Shares was reduced to €0.55 per share.

For diluted earnings per share the weighted average number of shares outstanding is increased to include any potential common shares and is adjusted for any changes to income that would result from the assumed conversion of those potential common shares.

(10)	Shareholders’ equity under U.S. GAAP is calculated after elimination of minority interests.
(11)	Includes minority interests.
(12)	Data exclude internal lines.
(13)	Number of contracts.
(14)	Number of contracts; data include Teleconomy, Hellò and other business voice offers.
(15)	Includes services under all standards (TACS, GSM and UMTS), including Prepaid Customers, and excludes the “silent” lines.
(16)	Comprises foreign lines of the subsidiaries included in the Mobile Business Unit and excludes those of the mobile subsidiaries considered as discontinued operations/assets held for sale.

Recent Developments

On May 8, 2006, Telecom Italia announced its financial results for the three-month period ended March 31, 2006. Please see Telecom Italia’s report on Form 6-K filed with the SEC on July 10, 2006 incorporated herein by reference.

On May 16, 2006, Telecom Italia announced the possible sale of preferred shares indirectly held by Telecom Italia in TIM Participações S.A. Please see Telecom Italia’s report on Form 6-K filed with the SEC on May 16, 2006 incorporated herein by reference. On July 3, 2006, Telecom Italia announced the cancellation of the possible partial offering of the preferred shares indirectly held by Telecom Italia in TIM Participações S.A., as a consequence of the negative performance and increased volatility of the international equity markets. For further information, please see Telecom Italia’s report on Form 6-K filed with the SEC on July 3, 2006 and incorporated herein by reference.

On May 25, 2006, Telecom Italia, having obtained approval from the relevant Venezuelan authority (Conatel, Venezuela’s National Telecommunications Authority), disposed of 100% of the outstanding capital stock of Corporaciòn Digitel C.A. to Telvenco S.A. The value of the transaction, approximately U.S.$425 million, is expected to result in a reduction in the Telecom Italia Group’s debt of approximately U.S.$370 million (the difference between this reduction in debt compared to the reduction announced upon the signing of the transaction on January 19, 2006, is mainly due to closing adjustments). The transaction is expected to be completed in the next few months, subject to the authorization of the Venezuelan foreign exchange authority.

On June 9, 2006, Telecom Italia S.p.A. issued a floating rate note in the nominal amount of €750 million with a quarterly coupon indexed to the 3-month Euribor plus 0.22%, issue price 100%, maturing on June 9, 2008. The transaction, made as a private placement, is part of Telecom Italia’s €15 billion Euro Medium Term Note (EMTN) Programme.

Telecom Italia S.p.A.

Telecom Italia S.p.A. is incorporated as a joint stock company (Società per Azioni) under the laws of Italy. The duration of the company extends until December 31, 2100. The registered office and principal executive offices of Telecom Italia are at Piazza degli Affari 2, 20123 Milan, Italy. The telephone number is +39-02-85951.

Telecom Italia Capital

TI Capital is a limited liability company (société anonyme) organized under the laws of Luxembourg, incorporated on September 27, 2000 and is a directly and indirectly wholly-owned subsidiary of Telecom Italia. TI Capital is registered with the Registre du Commerce et des Sociétés of Luxembourg under B-77.970.

TI Capital’s registered office and postal address is 12 rue Eugène Ruppert, L-2453, Luxembourg and its telephone number is + 352-456060-1.

RISK FACTORS

An investment in the notes will involve a degree of risk, including those risks which are described in this section. You should carefully consider the following discussion of risks, as well as the risks relating to our business that are set forth in “Item 3. Key Information – 3.1 Risk Factors” in the Telecom Italia Annual Report incorporated by reference in this prospectus, and the other information contained or incorporated by reference in this prospectus before deciding to purchase the notes.

Risks Associated with the Offering

Servicing our debt obligations requires a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

Our ability to pay the principal of and interest on the notes, our credit facilities and other debt securities depends, among other things, upon our future financial performance and our ability to refinance indebtedness, if necessary. Our business may not generate sufficient cash flow to satisfy our debt service obligations, and we may not be able to obtain funding sufficient to do so. If this occurs, we may need to reduce or delay capital expenditures or other business opportunities. In addition, we may need to refinance our debt, obtain additional financing or sell assets to raise cash, which we may not be able to do on commercially reasonable terms, if at all.

A downgrade in our credit ratings could limit our ability to market securities, increase our borrowing costs and/or hurt our relationships with creditors.

Our credit ratings, which are intended to measure our ability to meet our debt obligations, are an important factor in determining our cost of borrowing funds. The interest rates of our borrowings are largely dependent on our credit ratings. Telecom Italia’s long-term rating is Baa2 with a stable outlook according to Moody’s, BBB+ with a negative outlook according to Standard & Poors and BBB+ with a stable outlook according to Fitch. A downgrade of our credit ratings, resulting from our acquisition and divestiture activity, our dividend policy or otherwise, would likely increase our cost of borrowing and adversely affect our results of operations.

A downgrade of our credit ratings could also limit our ability to raise capital or our subsidiaries’ ability to conduct their businesses. A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization and each rating should be evaluated independently of any other rating.

The notes will be effectively subordinated to our secured debt.

The notes will not be secured by any of our assets. Therefore, in the event of our bankruptcy, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as holders of the notes. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of the secured debt would be entitled to share in any of our remaining assets equally with you and any other senior unsecured lenders.

An active trading market for the notes may not develop or continue.

Although we expect the notes to be listed on the regulated market of the Luxembourg Stock Exchange, TI Capital cannot assure you regarding the future development or continuance of a market for the notes or the ability of holders of the notes to sell their notes or the price at which such holders may be able to sell their notes. The notes could trade at prices that may be higher or lower than the offering price of the notes depending on many factors, including prevailing interest rates and interest rate spreads, Telecom Italia’s operating results and the market for similar securities. The underwriters have advised us that they currently intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so, and any such market-making activities with respect to the notes may be discontinued at any time. There can be no assurance as to the liquidity of the Luxembourg or any other trading market for the notes or that an active public market for the notes will develop, or if developed, will continue.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges calculated in accordance with IFRS for the fiscal years ended December 31, 2004 and 2005 and for the three months ended March 31, 2005 and 2006 and U.S. GAAP for each of our fiscal years ended December 31, 2001 through 2005 are as follows:

	Year Ended December 31,					Three Months ended March 31, (Unaudited)
	2001(1)	2002(1)	2003(1)	2004	2005	2005	2006
IFRS	—	—	—	3.39	3.15	3.42	3.14
U.S. GAAP	0.62	2.05	2.88	3.84	2.61	—	—

(1)	Pursuant to SEC Release 33-8567, “First-Time Application of International Financial Reporting Standards”, under IFRS Telecom Italia is only required to include financial information for 2004 and 2005 and subsequent interim periods (earlier periods are not required to be included).

For purposes of calculating the ratio of “earnings to fixed charges”:

•	“earnings” is calculated by adding:

•	income from continuing operations before taxes and minority interests;

•	“fixed charges” (as defined below);

•	amortization of capitalized interest and issue debt discounts or premiums;

•	dividends from equity investments accounted for using the equity method; and

•	share of losses of equity investments accounted for using the equity method;

and then subtracting:

•	capitalized interest for the applicable period; and

•	share of earnings of equity investments accounted for using the equity method.

•	“fixed charges” is calculated by adding:

•	interest expenses (both expensed and capitalized);

•	issue costs and any original issue debt discounts or premiums; and

•	an estimate of the interest within rental expense for operating leases.

A ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings for the year ended December 31, 2001 under U.S. GAAP was €1,281 million.

CAPITALIZATION

Telecom Italia Group

The following table provides as of March 31, 2006 the cash and cash equivalents, the current financial liabilities (short-term debt), the financial debt relating to discontinued operations/assets held for sale and the capitalization of the Telecom Italia Group in accordance with IFRS:

•	on an actual basis as of March 31, 2006; and

•	as adjusted to give effect to the issuance of the notes offered hereby.

	As of March 31, 2006
	Actual	As Adjusted
	(Unaudited) (millions of Euro)
Cash and cash equivalents	6,734	8,759

Current financial liabilities (Short-term debt), excluding financial debt relating to discontinued operations/assets held for sale	6,734	6,734

Financial debt relating to discontinued operations/assets held for sale	118	118

Non-current financial liabilities (Long-term debt)
Amounts due to banks	9,507	9,507
Convertible and exchangeable notes and bonds	462	462
Notes and bonds	27,607	27,607
Notes offered hereby(1)	—	2,025
Finance lease liabilities	1,899	1,899
Other financial liabilities	1,171	1,171

Total non-current financial liabilities (a)	40,646	42,671

Shareholders’ equity:
Share capital (2)	10,605	10,605
Reserves, retained earnings (accumulated losses), including net income for the period	16,111	16,111

Shareholders’ equity attributable to the Telecom Italia Group	26,716	26,716
Shareholders’ equity attributable to Minority Interests	1,362	1,362

Total shareholders’ equity (b)	28,078	28,078

Total capitalization (a+b)	68,724	70,749

(1)	The U.S. dollar amount has been translated into Euro using the Euro/U.S. Dollar exchange rate of Euro 1=U.S.$1.2736 in effect on July 11, 2006 as announced by the European Central Bank.

(2)	As of March 31, 2006, Telecom Italia’s share capital comprised:

•	13,380,670,771 Ordinary Shares (par value of €0.55 each, corresponding to €7,359,368,924.05) subscribed, issued and existing; and

•	6,026,120,661 Savings Shares (par value of €0.55 each, corresponding to €3,314,366,363.55) subscribed, issued and existing;

less:

•	125,816,387 treasury Ordinary Shares (par value of €0.55 each, corresponding to €69,199,012.85).

Since March 31, 2006, Telecom Italia S.p.A. issued:

•	on May 19, 2006, as described in the Telecom Italia Annual Report incorporated herein by reference, a fixed rate bond in the nominal amount of £400 million with an annual fixed rate coupon of 5.875%,

issue price 99.622%, maturing on May 19, 2023, and a fixed rate bond in the nominal amount of €750 million with an annual fixed rate coupon of 4.75%, issue price 99.156%, maturing on May 19, 2014; and

•	on June 9, 2006, a floating rate note in the nominal amount of €750 million with a quarterly coupon indexed to the 3-month Euribor plus 0.22%, issue price 100%, maturing on June 9, 2008.

The above mentioned notes and bonds are part of Telecom Italia’s €15  billion Euro Medium Term Note (EMTN) Programme.

Telecom Italia Capital

The following table provides as of March 31, 2006 the cash and cash equivalents, the short-term debt and the capitalization of TI Capital in accordance with IFRS:

•	on an actual basis as of March 31, 2006; and

•	as adjusted to give effect to the issuance of the notes offered hereby.

	As of March 31, 2006
	Actual	As Adjusted
	(Unaudited) (thousands of Euro)
Cash and cash equivalents	10,263	2,035,031

Current financial liabilities (Short-term debt), excluding financial debt relating to discontinued operations/assets held for sale	216,637	216,637

Non-current financial liabilities (Long-term debt):
Amounts due to banks	57,242	57,242
Notes and bonds	7,807,280	7,807,280
Notes offered hereby(1)	—	2,024,768
Other financial liabilities	381,958	381,958

Total non-current financial liabilities (a)	8,246,480	10,271,248

Shareholders’ equity:
Share capital, 100,000 shares, nominal value €23.36 per share	2,336	2,336
Reserves, retained earnings (accumulated losses), including net income (loss) for the period	5,685	5,685

Total shareholders’ equity (b)	8,021	8,021

Total capitalization (a+b)	8,254,501	10,279,269

(1)	The U.S. dollar amount has been translated into Euro using the Euro/U.S. Dollar exchange rate of Euro 1=U.S.$1.2736 in effect on July 11, 2006 as announced by the European Central Bank.

Except as disclosed in this prospectus (including the documents incorporated by reference herein), there has not been any material change in the capitalization of the Telecom Italia Group since March 31, 2006 or of TI Capital since March 31, 2006.

USE OF PROCEEDS

We estimate that the net proceeds from the issuance and sale of the notes, after deducting the underwriting discount and expenses relating to the offering, will be approximately U.S.$2,579 million, which at the exchange rate on July 11, 2006 of €1=U.S.$1.2736 as announced by the European Central Bank, corresponds to approximately €2,025 million. These proceeds are intended to be used for loans to the Telecom Italia Group companies for their general corporate purposes, which may include the repayment of existing indebtedness.

DESCRIPTION OF NOTES AND GUARANTEES

General

The following description of the notes being offered supplements, and to the extent inconsistent therewith supersedes, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. We refer you to that description set forth under “Description of Debt Securities and Guarantees.”

TI Capital will issue the notes under an indenture dated as of October 6, 2004 among TI Capital, Telecom Italia and JPMorgan Chase Bank, N.A., as trustee, as supplemented by a third supplemental indenture to be entered into among TI Capital, Telecom Italia and JPMorgan Chase Bank, N.A., as trustee. Herein we refer to the indenture as supplemented by the third supplemental indenture as the “indenture”. The trustee has normal banking relationships with us.

Application will be made following issuance of the notes to list the notes on the regulated market of the Luxembourg Stock Exchange. Nevertheless, we cannot assure you that an active public market for the notes will develop. The absence of an active public trading market could have an adverse effect on the liquidity and value of the notes.

After the closing of this offering the registration statement of which this prospectus forms a part may be used to offer up to the remaining $4.9 billion of debt securities originally registered. We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as any series of the notes, except for the issue price and the issue date. Any additional notes having such similar terms, together with the notes of the applicable series offered hereby, will constitute a single series of senior guaranteed notes under the indenture.

Principal, Maturity and Interest

General

The notes will be issued in three series referred to herein as the 2011 notes, the 2036 notes and the floating rate notes.

Unless previously redeemed, see “—Redemption at TI Capital’s Option” and “—Optional Tax Redemption”, the aggregate outstanding principal amount of each series of notes will be payable on the applicable maturity date.

Interest on the notes will be paid by check mailed to the persons in whose names the notes are registered at the close of business on the applicable record date or, at our option, by wire transfer to accounts maintained by such persons with a bank located in the United States. For so long as the notes are represented by global notes, we will make payments of interest by wire transfer to The Depository Trust Company (DTC) or its nominee, as the case may be, which will distribute payments to beneficial holders in accordance with its customary procedures.

The notes are not entitled to any sinking fund. The provisions of the indenture described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Discharge and Defeasance” will apply to the notes.

Fixed Rate Notes

The 2011 notes will be issued in an aggregate principal amount of $750,000,000 and the 2036 notes will be issued in an aggregate principal amount of $1,000,000,000. Each 2011 note will mature on July 18, 2011 and each 2036 note will mature on July 18, 2036. The 2011 notes and the 2036 notes will bear interest at the respective rates per annum shown on the cover page of this prospectus supplement. Interest will be calculated on the basis of a 360-day year comprised of twelve 30 day months. Interest on the 2011 notes and the 2036 notes will accrue from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for. We will pay interest on the 2011 notes and 2036 notes semi-annually in arrears on January 18 and July 18 of each year, commencing January 18, 2007, to holders of record at the close of business on the immediately preceding January 1 and July 1, respectively.

If any interest payment date or the maturity of the 2011 notes or the 2036 notes falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or maturity, as the case may be.

Business Day with respect to the fixed rate notes means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law, regulations or executive order to close.

Floating Rate Notes

The floating rate notes will be issued in an aggregate principal amount of $850,000,000. The interest rate per annum for the floating rate notes will be reset quarterly on the first day of each interest period (as defined below) and will be equal to LIBOR (as defined below) plus 0.61%, as determined by the calculation agent. The trustee will act as calculation agent. The amount of interest on each floating rate note for each day the floating rate notes are outstanding, which we refer to as the “daily interest amount,” will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of such floating rate notes. The amount of interest to be paid on the floating rate notes for each interest period will be calculated by adding the daily interest amounts for each day in the interest period. Interest on the floating rate notes will accrue from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.

We will pay interest on the floating rate notes quarterly in arrears on January 18, April 18, July 18 and October 18 of each year, commencing October 18, 2006, to holders of record on the day that is 15 calendar days prior to each interest payment date, respectively. Each of these dates on which we will pay interest on the floating rate notes is referred to as a “floating rate notes interest payment date.” The floating rate notes will mature on July 18, 2011.

If any floating rate notes interest payment date, other than a floating rate notes interest payment date at maturity, falls on a day that is not a Business Day, the floating rate notes interest payment date will be postponed to the next Business Day, except that, if that Business Day falls in the next calendar month, then the floating rate notes interest payment date will be advanced to the immediately preceding Business Day. If the maturity of the floating rate notes falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest on the next Business Day, and no interest on such payment will accrue for the period from and after the maturity.

Business Day with respect to the floating rate notes means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, New York or London are generally authorized or obligated by law, regulations or executive order to close.

Except as described below for the first interest period, on each floating rate notes interest payment date we will pay interest for the period commencing on and including the immediately preceding floating rate notes interest payment date and ending on and including the next day preceding that floating rate notes interest payment date. We will refer to this period as an “interest period.” The first interest period will begin on and include July 18, 2006 and will end on and include October 17, 2006.

“LIBOR,” with respect to an interest period, shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London banking day after the determination date (as defined below) that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the determination date. If Telerate Page 3750 does not include this rate or is unavailable on the determination date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the determination date to prime banks in the London interbank market for deposits in a representative amount (as defined below) in United States dollars for a three-month period beginning on the second London banking day after the determination date. If at least two offered quotations are so provided, LIBOR for the interest period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by the calculation agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the determination date for loans in a representative amount in United States dollars to leading European banks for a three-month period beginning on the second London banking day after the determination date. If at least two rates are so provided, LIBOR for the interest period will be the arithmetic means of those rates. If fewer than two rates are so provided, then LIBOR for the interest period will be LIBOR in effect with respect to the immediately preceding interest period.

“determination date” with respect to an interest period will be the second London banking day preceding the first day of the interest period.

“London banking day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“representative amount” means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on Moneyline Telerate, Inc. or any successor service (or such other page as may replace Page 3750 on that service or a successor service).

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987665)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect. All calculations of the calculation agent, in the absence of manifest error, shall be conclusive for all purposes and binding on us and holders of the floating rate notes.

Payment of Additional Amounts

For more information on additional amounts and the situations in which TI Capital and Telecom Italia may be required to pay additional amounts, see “Description of Debt Securities and Guarantees—Payment of Additional Amounts” in the accompanying prospectus.

Redemption at TI Capital’s Option

Fixed Rate Notes

Beginning on January 19, 2008, the fixed rate notes will be redeemable in whole or in part at TI Capital’s (or TI Capital successor’s) option at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the applicable fixed rate notes; or

•	as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points for the 2011 notes and 30 basis points for the 2036 notes, plus accrued and unpaid interest thereon to the date of redemption.

The definitions of certain terms used in the paragraph above are listed below.

Adjusted treasury rate means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third Business Day preceding the date fixed for redemption.

Comparable treasury issue means the U.S. Treasury security selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

Comparable treasury price means, with respect to any redemption date, (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

Quotation agent means Lehman Brothers Inc., or such other agent as appointed by TI Capital or Telecom Italia, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by TI Capital or Telecom Italia.

Reference treasury dealer means:

•	Lehman Brothers Inc. or its affiliates which are primary U.S. Government securities dealers, or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), TI Capital will substitute such reference treasury dealer with another primary treasury dealer; and

•	any four primary treasury dealers selected by the quotation agent after consultation with TI Capital or Telecom Italia.

Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

Floating Rate Notes

Beginning on January 19, 2008, the floating rate notes will be redeemable in whole or in part at TI Capital’s (or TI Capital successor’s) option at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the applicable floating rate notes; or

•	the sum of the present values of the remaining scheduled payments of principal and interest (assuming that LIBOR through maturity would remain constant as of the date of redemption) thereon (not including any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a bond-equivalent yield basis (using the same interest rate convention as that used in computing interest on the floating rate notes) at a rate per annum equal to LIBOR as of the redemption date, minus 36 basis points, plus accrued and unpaid interest thereon to the date of redemption.

General

Remaining scheduled payments means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if that redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

If less than all of a series of notes is to be redeemed at any time, selection of notes for redemption will be made by the trustee on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate; provided that notes with a principal amount of $2,000 will not be redeemed in part.

TI Capital will give DTC a notice of redemption at least 30 but not more than 60 days before the redemption date. If any notes are to be redeemed in part only, the notice of redemption that relates to such notes will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

Unless TI Capital defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Optional Tax Redemption

In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Payment of Additional Amounts”, we may call all, but not less than all, of the notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities and Guarantees—Optional Tax Redemption” in the accompanying prospectus.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more global notes deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. See “Description of the Debt Securities and Guarantees—Book Entry System” and “Clearance and Settlement” in the accompanying prospectus.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made in immediately available funds.

Trustee

See “Description of Debt Securities and Guarantees—Regarding the Trustee” and “Description of Debt Securities and Guarantees—Events of Default” in the accompanying prospectus for a description of the trustee’s procedures and remedies available in the event of default.

Transfer Restrictions

You understand that the notes will only be offered and sold to investors who are resident for income tax purposes in countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. You also understand that it is the intention of Telecom Italia that the notes will be held only by investors resident in countries identified in the above mentioned decree. If Telecom Italia becomes the obligor under the notes due to substitution or otherwise (see “—Mergers and Similar Events”) and Telecom Italia was obligated to withhold on any payments made on the notes, there would be no obligation to gross up such payments to investors resident in the countries identified in the above Decree (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements. See “—Payment of Additional Amounts”.

The following is the current exclusive list of countries or territories where, if the notes were held by residents for income tax purposes of such countries or territories, and Telecom Italia were to become the obligor on the notes, Telecom Italia would have an obligation to gross up payments in the event of a withholding on any payments on the notes, subject to the limitations set forth under “—Payment of Additional Amounts”: Albania, Algeria, Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Brazil, Bulgaria, Canada, China (People’s Republic), Croatia, Czech Republic, Denmark, Ecuador, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kuwait, Lithuania, Luxembourg, Macedonia, Malta, Mauritius, Mexico, Morocco, The Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sri Lanka, Sweden, Tanzania, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom, United States of America, Venezuela, Vietnam, Yugoslavia and Zambia.

You also understand the notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy. Investors resident in Italy for tax purposes may suffer adverse tax consequences from holding the notes and in connection therewith there is no obligation for either TI Capital or Telecom Italia to gross up any payment on the notes made to Italian investors. See also “Notice to Investors in Italy”.

CERTAIN TAX CONSIDERATIONS

The following description of certain tax considerations supplements and, as relevant, amends the description under the heading “Certain Tax Considerations” in the accompanying prospectus.

Holders should consult their own tax advisors concerning the consequences, in their particular circumstances, under the U.S. Internal Revenue Code of 1986, as amended, and the laws of any other taxing jurisdiction, including Luxembourg and Italy, of the ownership of the notes.

United States Federal Income Tax Considerations

As a result of recent legislation, capital gain of a non-corporate United States Holder is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year and the gain is recognized in a taxable year beginning before January 1, 2011, rather than before January 1, 2009 as under previous law.

As described above in “Description of Notes and Guarantees—Redemption at TI Capital’s Option”, TI Capital has the right to redeem the notes beginning on January 19, 2008. As a result, TI Capital may redeem the notes for a price which may exceed the face amount of the notes plus accrued but unpaid interest. If the United States Internal Revenue Service were to find that the exercise of TI Capital’s option to redeem the notes was not a remote contingency, it might maintain that the notes are subject to the contingent payment debt instrument rules of Treas. Reg. Sec. 1.1275-4 (the “CPDI rules”). In this case, United States Holders, as defined in the accompanying prospectus, may be required to accrue original issue discount on the notes for United States federal income tax purposes based on a comparable yield for the notes and a projected payment schedule determined pursuant to the CPDI rules. The comparable yield and projected payment schedule cannot be determined at this time.

Luxembourg Tax Considerations

The statements herein regarding taxation in Luxembourg are based on the laws in force in the Grand Duchy of Luxembourg as of the date of this prospectus supplement and are subject to any changes in law. The following summary does not purport to be a comprehensive description of all the tax considerations which may be relevant to a decision to purchase, own, exchange or dispose the notes.

Luxembourg tax residency of the holders of the notes

A holder of the notes will not become resident, or be deemed to be resident, in Luxembourg by reason only of the holding of the notes, or the execution, performance, delivery, exchange and/or enforcement of the notes.

Withholding tax

Under Luxembourg tax law currently in effect, with the exception of interest paid to individuals who are resident for tax purposes in Luxembourg and those resident in other EU Member States who do not follow the procedures noted below, there is no withholding tax on payments of interest (including accrued but unpaid interest) made to holders of the notes. There is also no Luxembourg withholding tax, with the exception of payments of accrued but unpaid interest made to individuals, upon repayment of the principal or upon redemption or exchange of the notes.

A 10% withholding tax has been introduced, as from January 1, 2006, on interest payments made by Luxembourg paying agents (defined in the same way as in the Savings Directive) to Luxembourg individual residents.

Under the Luxembourg laws dated June 21, 2005 implementing the European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”) and several agreements concluded between Luxembourg and certain dependent territories of the European Union, a Luxembourg based paying agent (within the meaning of the Savings Directive) is required since July 1, 2005 to withhold tax on interest and other similar income paid by it to (or under certain circumstances, for the benefit of) an individual resident in another EU Member State or certain dependent territories of the European Union, unless the beneficiary of the interest payments opts for the procedure of exchange of information or the tax certificate procedure.

The withholding tax rate is initially 15%, increasing incrementally to 20% and to 35%. This withholding tax system will only apply during a transitional period, the ending of which depends on the conclusion of certain agreements relating to information exchange with certain other countries.

Taxation of the Holder of the Notes

Taxation of Luxembourg non-residents

Holders of the notes who are non-residents of Luxembourg and who have neither a permanent establishment nor a fixed base of business in Luxembourg with which the holding of the notes is connected are not liable to any Luxembourg income tax, whether they receive repayments of principal, payments of interest (including accrued but unpaid interest), payments received upon the redemption or the exchange of the notes, or realize capital gains on the sale of any notes.

Taxation of Luxembourg residents

Luxembourg resident holders of the notes, or non-resident holders of the notes who have a permanent establishment or a fixed base of business in Luxembourg with which the holding of the notes is connected will not be liable for any Luxembourg income tax on repayment of principal.

Luxembourg resident individuals

The 10% Luxembourg withholding tax (see the above section “—Withholding tax”) represents the final tax liability for the Luxembourg individual resident taxpayers receiving the payment within the framework of his/her private estate.

Other Luxembourg individuals must include, for income tax purposes, any interest received in their taxable income. The 10% withholding tax will be credited against their income tax liability.

Luxembourg resident individual holders of the notes are not subject to taxation on capital gains upon the disposal of the notes, unless the disposal of the notes precedes the acquisition of the notes or the notes are disposed of within six months of the date of acquisition of these notes. Upon redemption of the notes, accrued but unpaid interest is subject to the 10% withholding tax. Such interest must also be included in the taxable income of Luxembourg resident individuals receiving the income as business income, with a credit for the withholding tax.

Luxembourg resident companies

Luxembourg resident companies (sociétés de capitaux) holders of the notes or foreign entities of the same type which have a permanent establishment in Luxembourg with which the holding of the notes is connected, must include in their taxable income any interest accrued and the difference between the sale, exchange or redemption price (including accrued but unpaid interest) and the lower of the cost or book value of the notes sold, redeemed or exchanged.

Luxembourg resident companies benefiting from a special tax regime

Luxembourg resident companies holders of the notes which are companies benefiting from a special tax regime (such as holding companies subject to the law of July 31, 1929 as amended by the law of June 21, 2005 and undertakings for collective investment subject to the law of December 20, 2002) are tax exempt entities in Luxembourg, and are thus not subject to any Luxembourg tax (i.e., corporate income tax, municipal business tax and net wealth tax) other than the subscription tax calculated on their share capital or net asset value.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a holder of the notes, unless (i) such holder of the notes is a fully taxable Luxembourg resident company or (ii) the notes are attributable to an enterprise or part thereof which is carried on by a non-resident company through a Luxembourg permanent establishment.

Other Taxes

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by holders of the notes as a consequence of the issuance of the notes, nor will any of these taxes be payable as a consequence of a subsequent transfer or redemption or exchange of the notes.

There is no Luxembourg value added tax payable in respect of payments in consideration for the issuance of the notes or in respect of the payment of interest or principal under the notes or the transfer of the notes. Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to the Issuer, if for Luxembourg value added tax purposes such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg value added tax does not apply with respect to such services.

No inheritance tax is levied on the transfer of the notes upon death of a holder of the notes in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes. No gift tax is levied in Luxembourg on the transfer of the notes by way of gift unless the gift is registered in Luxembourg.

Italian Tax Considerations

Capital Gains on the Notes

Capital gains realized by non-residents from the sale of the notes are in principle not subject to tax in Italy. However, a 12.5% substitute tax may apply to the extent the notes are located in the Italian territory if the notes are not listed on a regulated market. Although the notes are expected to be listed on the regulated market of the Luxembourg Stock Exchange, if the notes are not listed on a regulated market such 12.5% substitute tax may apply to the extent the notes are located in the Italian territory unless one of the two following sets of requirements is satisfied:

(1)	•	the holder is resident of a country which allows an adequate exchange of information with Italy or, in the case of institutional investors not subject to tax, they are established in such country; and

	•	the relevant Italian withholding agent, if any, receives a self-declaration from the holder of the notes which states that the holder is a resident of that country. The self-declaration, which must be in conformity with the model approved by the Ministry of Economy and Finance (approved in Decree of the Ministry of Economy and Finance of December 12, 2001, published in the Ordinary Supplement No. 287 to the Official Journal No. 301 of December 29, 2001), is valid until revoked by the investor and does not have to be filed if an equivalent self-declaration (including Form 116/IMP) has been submitted to the same intermediary for the same or different purposes; in the case of institutional investors not subject to tax, the institutional investor shall be regarded as the beneficial owner and the relevant self-declaration shall be produced by the management company;

or

(2)	•	the holder is resident in a country which has entered into a double taxation convention with Italy that provides for the exclusive right to tax such gains in the holder’s country of residence; and

	•	the relevant Italian withholding agent, if any, receives a declaration signed by the tax authorities of the country of residence of the holder of the notes which states that the holder is a resident of that country for tax purposes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus between Telecom Italia, TI Capital and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of notes set forth opposite the name of such underwriter below.

	Principal amount
Underwriter	2011 notes	2036 notes	Floating rate notes
Credit Suisse Securities (USA) LLC	$150,000,000	$200,000,000	$170,000,000
J.P. Morgan Securities Inc.	150,000,000	200,000,000	170,000,000
Lehman Brothers Inc.	150,000,000	200,000,000	170,000,000
Merrill Lynch International	150,000,000	200,000,000	170,000,000
Morgan Stanley & Co. Incorporated	150,000,000	200,000,000	170,000,000

Total	$750,000,000	$1,000,000,000	$850,000,000

The underwriters will initially offer to sell the notes to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may sell notes to securities dealers at a discount from the public offering price of up to 0.20% of the principal amount of the 2011 notes, 0.50% of the principal amount of the 2036 notes and 0.20% of the principal amount of the floating rate notes. These securities dealers may resell any notes purchased from the underwriters to other broker or dealers at a discount from the public offering price of up to 0.10% of the principal amount of the 2011 notes, 0.25% of the principal amount of the 2036 notes and 0.10% of the principal amount of the floating rate notes. If the underwriters cannot sell all the notes at the offering price, they may change the offering price and the other selling terms.

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that, in certain circumstances, the underwriting commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

TI Capital and Telecom Italia have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to certain conditions contained in the underwriting agreement, including the receipt by the underwriters of officer’s certificates and legal opinions, being satisfied. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.

Each series of the notes is a new issue of securities with no established trading market. We will apply, following issuance of the notes, for the listing of the notes on the regulated market of the Luxembourg Stock Exchange. The underwriters have advised us that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. A liquid or active public trading market for the notes may not develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. The underwriters are not required to engage in any of these activities. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters and/or their affiliates have provided investment banking, commercial banking and/or financial advisory services to Telecom Italia or its affiliates in the past, for which they have received customary compensation and expense reimbursement, and may do so again in the future.

The underwriters expect to make offers and sales both inside and outside of the United States through their selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC. The underwriters are expected to make offers and sales in the United States through their respective selling agents in the United States.

Certain underwriters will make the notes available for distribution on the Internet through a proprietary website and/or a third-party system operated by Market Axess Corporation, an Internet-based communications technology provider. Market Axess Corporation is providing the system as a conduit for communication between such underwriters and their customers and is not a party to any transaction. Market Axess Corporation, a registered broker-dealer, will receive compensation from such underwriters based on transactions such underwriters conduct through the system. Such underwriters will market the notes available to their customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

Delivery of the notes will be made against payment on July 18, 2006. Trades of securities in the secondary market generally are required to settle in three business days, referred to as T+3, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the notes will not be made on a T+3 basis, investors who wish to trade the notes before a final settlement will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

Selling Restrictions

No underwriter is authorized to make any representation or use any information in connection with the issue, offering and sale of the notes other than as contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference herein, or such other information relating to TI Capital, Telecom Italia and the notes which we have authorized to be used or is otherwise publicly available.

General. Other than in the United States, no action has been or will be taken by TI Capital (prior to the issue date), Telecom Italia or by or on behalf of any underwriter which would permit a public offering of any of the notes or distribution of a prospectus or offering material in any jurisdiction where there are requirements for such purpose to be complied with. Accordingly, notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any advertisement or other offering material may be distributed or published in any jurisdiction other than the United States except under an exemption that would result in compliance with any applicable laws and regulations. Each underwriter has represented and agreed that it will only offer, sell or deliver any notes or distribute copies of this prospectus or any other document relating to the notes in the countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it.

Each underwriter will to the best of its knowledge comply with all relevant laws, regulations and directives in each jurisdiction in which it offers, sells, or delivers notes or has in its possession or distributes this prospectus or any amendment or supplement thereto or any other offering material.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State (provided that the notes have not been and will not be offered, sold or delivered in Italy or to investors resident in Italy) at any time:

•	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000 and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the foregoing, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Italy. No application has been made to obtain an authorization from CONSOB for a public offering of the notes. Each underwriter represents, warrants and agrees that it has not offered or sold, and will not offer or sell, any notes in Italy or to investors resident in Italy and will not distribute copies of this prospectus or any other document relating to the notes in Italy. Furthermore, secondary trades by professional investors to persons who are not professional investors in Italy for one year from the issuance should be made using an Italian information document drafted in accordance with Article 100bis, paragraph 2, of the UFA, failing which such professional investors would be liable for the solvency of the issuer vis-a-vis any purchasers of the notes who are not professional investors.

United Kingdom. Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to TI Capital or Telecom Italia; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.

Japan. The notes offered hereby have not been and will not be registered under the Securities and Exchange Law of Japan. Each underwriter has represented and agreed that the notes offered hereby which it purchases will be purchased by it as principal and that, in connection with the offering of the notes offered hereby, it has not offered or sold, and will not offer or sell, directly or indirectly, any notes in Japan or to, or for the account of, any resident thereof or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account of, any resident thereof, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

France. Each underwriter has represented and agreed that (i) it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in France and (ii) it has not released, issued, distributed or caused to be released, issued or distributed and will not release, issue, distribute or cause to be released, issued or distributed in France this prospectus or any other offering material relating to the notes and has not used and will not use such material in connection with any offer for subscription or sale of the notes to the public in France. In France, such offers, sales, releases, issuances and distributions will have been and shall only be made to (a) qualified investors (investisseurs qualifiés) and/or (b) a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, as defined in Articles D.411-1, D.411-4, D.734-1, D.744-1, D.754-1, and D.764-1, and/or (c) to persons providing the investment service of portfolio management with third parties’ funds, all as defined in and in accordance with Article L. 411-2 of the French Code monétaire et financier.

Such notes may be resold only in compliance with Articles L. 411-1 Seq. L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier. Investors in France and persons into whose possession offering material comes must inform themselves about and observe any such restrictions.

VALIDITY OF THE NOTES AND GUARANTEES

The validity of the notes in respect of which this prospectus is being delivered and other matters of Luxembourg law will be passed upon for TI Capital by Linklaters Loesch. The validity of the guarantees under Italian law relating to the notes offered through this prospectus and other matters of Italian law will be passed upon for Telecom Italia by Labruna Mazziotti Segni. The enforceability of the notes and guarantees under New York law and certain matters of United States law relating to the notes and guarantees offered through this prospectus will be passed upon for Telecom Italia and TI Capital by Morgan, Lewis & Bockius LLP. Certain matters of Italian tax law will be passed upon for Telecom Italia by Maisto e Associati Associazone Professionale. The underwriters are being represented by Sullivan & Cromwell LLP, London, England, for matters of United States law, and by Chiomenti Studio Legale for matters of Italian law.

EXPERTS

The consolidated financial statements of Telecom Italia appearing in the Telecom Italia Annual Report (Form 20-F) for the year ended December 31, 2005, have been audited by Reconta Ernst & Young S.p.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

TELECOM ITALIA CAPITAL

Unconditionally Guaranteed By

TELECOM ITALIA S.p.A.

$10,000,000,000

DEBT SECURITIES

We may offer debt securities in various series from time to time. When we decide to sell a particular series of debt securities, we will provide specific terms of the offered securities in a prospectus supplement. The debt securities offered by this prospectus will have an aggregate public offering price of up to $10,000,000,000.

We may sell these debt securities directly or to or through underwriters or dealers, and also to other purchasers through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell debt securities unless it includes a prospectus supplement.

Investing in our securities involves risks. Please refer to “ risk factors” as set forth in any accompanying prospectus supplement for a description of the risks you should consider when evaluating an investment in debt securities offered herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2005.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration or continuous offering process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $10,000,000,000.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of the debt securities in the offering. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s Public Reference Room, as described under the heading “Where You Can Find More Information”.

When acquiring any debt securities discussed in this prospectus, you should rely on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference (see the discussion under the heading “Incorporation by Reference”). Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the debt securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date set forth on the cover page of these documents.

We may sell the debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition the debt securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be considered “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

CERTAIN DEFINED TERMS

In this prospectus and any prospectus supplement, references to the “Issuer” and “TI Capital” refer to Telecom Italia Capital. References to the “Guarantor” and “Telecom Italia” refer to Telecom Italia S.p.A. References to “we”, “us” and “our” refer to Telecom Italia Capital or, if the context so requires, also to Telecom Italia S.p.A. and, if the context so requires, its consolidated subsidiaries (including TI Capital). References to “Telecom Italia Group” refer to Telecom Italia S.p.A. and its consolidated subsidiaries (including TI Capital). References to “Old Telecom Italia” refer to Telecom Italia S.p.A. and its consolidated subsidiaries as they existed immediately prior to August 4, 2003, the effective date of the merger (the “Merger”) between Olivetti S.p.A. (“Olivetti”) and Old Telecom Italia.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

Telecom Italia

Telecom Italia is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers and files annual reports and other information with the SEC. You may read and copy any document Telecom Italia files with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Since November 4, 2002, Telecom Italia has been required to file and furnish its documents to the SEC on EDGAR, the SEC’s electronic filing system. All such filings made since such date can be reviewed on EDGAR by going to the SEC’s website: http://www.sec.gov.

On completion of the Merger on August 4, 2003, Olivetti changed its name to Telecom Italia S.p.A. and succeeded to the Exchange Act information requirements of Old Telecom Italia. All annual reports on Form 20-F and reports on Form 6-K filed or furnished with the SEC prior to August 4, 2003, were so filed or furnished by Old Telecom Italia. As a foreign private issuer, Telecom Italia is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Telecom Italia’s officers, directors and controlling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Telecom Italia’s ordinary share ADSs and savings share ADSs are listed on the New York Stock Exchange and you can inspect Telecom Italia’s reports and other information at the New York Stock Exchange Inc., 20 Broad Street, New York, New York. For further information about Telecom Italia’s American Depositary Receipt arrangements, you may call JPMorgan Chase Bank, N.A., the depositary under Telecom Italia’s American Depositary Receipt arrangements in the United States, at +1 (781) 575-4328.

TI Capital

TI Capital is a directly and indirectly wholly-owned subsidiary of Telecom Italia, organized under the laws of Luxembourg. TI Capital does not, and will not, file separate reports with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC in other documents, which means:

•	incorporated documents are considered part of this prospectus;

•	Telecom Italia can disclose important information to you by referring you to those documents; and

•	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus, and information that Telecom Italia files with the SEC after the date of this prospectus automatically updates and supersedes this prospectus. In all cases, you should rely on the information contained in a document that was filed later over differing information included in this prospectus or the prospectus supplement.

We are incorporating by reference the following documents:

•	Telecom Italia’s Annual Report on Form 20-F for the year ended December 31, 2004 (the “Telecom Italia Annual Report”) (File No. 001-13882) filed with the SEC on May 27, 2005; and

•	Telecom Italia’s report on Form 6-K filed with the SEC on July 28, 2005.

We also incorporate by reference each of the following documents that Telecom Italia will file with the SEC after the date of this prospectus until we file a post-effective amendment indicating that the offering of securities made by this prospectus has been terminated:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any future reports filed on Form 6-K that indicate they are incorporated by reference in this prospectus.

You may obtain a copy of any of the documents referred to above (including exhibits) at no cost by contacting Telecom Italia or TI Capital at the following respective addresses:

Telecom Italia S.p.A.

Piazza degli Affari 2

20123 Milan

Italy

(+39-02-85951)

Attention: Alex Bolis

Telecom Italia Capital

287-289 route d’Arlon

L-1150

Luxembourg

(+352-4560601)

Attention: Adriano Trapletti

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

RISK FACTORS

You should carefully consider the important factors set forth under the heading “Risk Factors” in the accompanying prospectus supplement before investing in any securities that may be offered hereunder.

ADOPTION OF IFRS

Telecom Italia will adopt “International Financial Reporting Standards (“IFRS”) as adopted by the European Commission for use in the European Union” (“EU GAAP”) for the first time in its annual consolidated financial statements for the year ending December 31, 2005, which will include comparative financial statements for the year ended December 31, 2004. IFRS 1, First-time Adoption of International Financial Reporting Standards, requires that an entity develop accounting policies based on the standards and related interpretations effective at the reporting date of its first annual IFRS financial statements (i.e., for Telecom Italia, December 31, 2005). IFRS 1 also requires that those policies be applied as of the date of transition to IFRS (i.e., for Telecom Italia, January 1, 2004) and throughout all periods presented in the first IFRS financial statements. The EU GAAP that will be applicable at December 31, 2005, including those that will be applicable on an optional basis, are not known with certainty at the present time. As a result, the accounting policies used to prepare interim and annual data are subject to change up to the reporting date of Telecom Italia’s first IFRS year-end financial statements. There are significant differences between IFRS and Italian GAAP. See “Item 5.5 Adoption of International Accounting Standards” in the Telecom Italia Annual Report for additional information on the Telecom Italia Group’s adoption of IFRS, including the principal differences between IFRS and Italian GAAP.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER THE UNITED STATES SECURITIES LAWS

Telecom Italia is a joint stock company (Società per Azioni) organized under the laws of the Republic of Italy, and TI Capital is a company with limited liability (société anonyme) for an unlimited duration, established under the laws of Luxembourg. None of the members of the Board of Directors of TI Capital and only two members of the Board of Directors of Telecom Italia are resident in the United States. All or a substantial portion of the assets of these non-U.S. residents and of TI Capital and Telecom Italia are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon the non-U.S. resident directors or upon TI Capital or Telecom Italia or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against TI Capital or Telecom Italia in Luxembourg or Italy, as applicable. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Italy or in Luxembourg. Enforceability in Italy of final judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the federal securities laws of the United States is subject, among other things, to the absence of a conflicting judgment by an Italian court or of an action pending in Italy among the same parties arising from the same facts and circumstances and started before the U.S. proceedings, and to the Italian courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant(s), and that enforcement would not violate Italian public policy. In general, the enforceability in Italy of final judgments of U.S. courts would not require retrial in Italy, subject to the decision of the competent court of appeal ascertaining the existence, inter alia, of the above mentioned requirements and subject to challenge by the other party. In original actions brought before Italian courts, there is substantial doubt as to the enforceability of liabilities based on the U.S. federal securities laws. The United States and Luxembourg do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a result, a civil judgment by a U.S. court is enforceable in Luxembourg subject to applicable exequatur proceedings.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This prospectus and any related prospectus supplement or incorporated document may contain certain forward-looking statements, which reflect Telecom Italia’s management’s current views with respect to certain future events and financial performance. Actual results may differ materially from those projected or implied in the forward-looking statements. Further, certain forward-looking statements are based upon assumptions of future events which may not prove to be accurate. The following important factors could cause actual results to differ materially from those projected or implied in any forward-looking statements:

•	the continuing impact of increased competition in a liberalized market, including competition from global and regional alliances formed by other telecommunications operators in our core Italian domestic fixed-line and wireless markets;

•	the ability of Telecom Italia to introduce new services to stimulate increased usage of our fixed and wireless networks to offset declines in the traditional fixed-line voice business due to the continuing impact of regulatory required price reductions, market share loss, pricing pressures generally and shifts in usage patterns;

•	the level of demand for telecommunications services, particularly wireless telecommunications services in the maturing Italian market and for new higher value added products and services such as broadband;

•	the ability of Telecom Italia to achieve cost-reduction targets in the time frame established or to continue the process of rationalizing its non-core assets;

•	the success of Telecom Italia’s loyalty and retention programs, particularly in the fixed line business, and the impact of such programs on its revenues;

•	the impact of regulatory decisions and changes in the regulatory environment, including implementation of recently-adopted EU directives in Italy;

•	the impact and consequences of the Merger and the acquisition of the shares of Telecom Italia Mobile S.p.A. not previously owned by Telecom Italia;

•	the impact of the slowdown in Latin American economies and the slow recovery of economies generally on the international business of Telecom Italia and on Telecom Italia’s foreign investments and capital expenditures;

•	the continuing impact of rapid or “disruptive” changes in technologies;

•	the impact of political and economic developments in Italy and other countries in which Telecom Italia operates;

•	the impact of fluctuations in currency exchange and interest rates;

•	Telecom Italia’s ability to successfully implement its strategy over the 2005-2007 period;

•	Telecom Italia’s ability to successfully achieve its debt reduction targets;

•	Telecom Italia’s ability to successfully roll out its UMTS networks and services and to realize the benefits of its investment in UMTS licenses and related capital expenditures;

•	Telecom Italia’s ability to successfully implement its internet and broadband strategy both in Italy and abroad;

•	Telecom Italia’s ability to achieve the expected return on the significant investments and capital expenditures it has made and continues to make in Latin America;

•	the amount and timing of any future impairment charges for the Telecom Italia Group’s licenses, goodwill or other assets; and

•	the impact of litigation or decreased mobile communications usage arising from actual or perceived health risks or other problems relating to mobile handsets or transmission masts.

The foregoing factors should not be construed as exhaustive. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date made. Accordingly, there can be no assurance that Telecom Italia will achieve its projected results.

PROSPECTUS SUMMARY

This summary highlights selected information about Telecom Italia and TI Capital and provides a brief overview of the material terms of the debt securities that we may offer under this prospectus. For more information regarding the Telecom Italia Group and for a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the debt securities that we may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the debt securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference” for information about us, including our consolidated financial statements.

Description of the Companies

Telecom Italia S.p.A.

Telecom Italia S.p.A. is incorporated as a joint stock company (Società per Azioni) under the laws of Italy. The duration of the company extends until December 31, 2100. The registered office and principal executive offices of Telecom Italia are at Piazza degli Affari 2, 20123 Milan, Italy. The telephone number is +39-02-85951.

The Telecom Italia Group is a leader in the international information and communication technology sector. As leaders in wireline and mobile communications, Internet, media, information technology and R&D, its companies provide integrated and innovative services in Italy and certain countries outside of Italy. Moreover, the Telecom Italia Group also supplies office products and solutions, commercial systems and information technology for gaming and lotteries.

In its domestic Italian market, the Telecom Italia Group is both a technological and market leader in the fastest-growing segments (mobile, broadband and data transmission). The Telecom Italia Group’s international operations are concentrated mainly in Latin America, Europe and the Mediterranean basin.

In particular, the Telecom Italia Group, through its subsidiary, Tim Italia S.p.A., the company which resulted from the spin-off of the domestic mobile activities of Telecom Italia Mobile S.p.A., is one of the three mobile operators licensed to provide services using GSM 900 technology and one of the three operators licensed to provide services using GSM 1800 (formerly DCS 1800) technology. It is also one of five operators (of which four are in operation) holding a UMTS license to provide third-generation telephony services in Italy.

Telecom Italia Capital

TI Capital is a limited liability company (société anonyme) organized under the laws of Luxembourg, incorporated on September 27, 2000 and is a directly and indirectly wholly-owned subsidiary of Telecom Italia. TI Capital is registered with the Registre du Commerce et des Sociétés of Luxembourg under B-77.970.

TI Capital’s primary purpose is to provide access to the international financial markets for the Telecom Italia Group.

TI Capital’s registered office and postal address is 287-289 route d’Arlon, L-1150, Luxembourg and its telephone number is + 352-456060-1.

Debt Securities

TI Capital may use this prospectus to offer up to $10,000,000,000 of debt securities.

Debt securities may bear interest at a fixed or a floating rate based upon one or more indices.

For any particular debt securities we offer, the prospectus supplement will describe the specific designation; the aggregate principal or face amount and the purchase price; the stated maturity; the conversion terms, if any; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; any specific covenants applicable to the particular debt securities; and any other specific terms. The prospectus supplement may also describe certain risks associated with an investment in those securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Debt securities offered and sold by TI Capital will be unconditionally guaranteed by Telecom Italia.

The debt securities will be issued by TI Capital under an indenture between Telecom Italia, TI Capital and JPMorgan Chase Bank, N.A., as trustee. For a more detailed description of the features of the debt securities and related guarantees, see “Description of Debt Securities and Guarantees” below. You are also encouraged to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference therein from our Registration Statement on Form F-4 (Reg. No. 333-125900-01) which was filed with the SEC on June 17, 2005. You can obtain copies of the indenture by following the directions outlined in “Where You Can Find More Information.”

Listing

We intend to apply for each series of debt securities offered hereby to be listed on a recognized securities exchange. The applicable prospectus supplement will set forth the recognized securities exchange on which a particular series of debt securities will be listed.

Plan of Distribution

We may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement applicable to a particular series of debt securities will explain the ways we will sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts we are granting any underwriters, dealers or agents.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds received by TI Capital from the sale of securities offered through this prospectus will be used for loans to the Telecom Italia Group companies for their general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

The debt securities offered by this prospectus will be senior debt issued by TI Capital and guaranteed by Telecom Italia. TI Capital will issue the debt securities under an indenture, as supplemented from time to time. The indenture is a contract entered into among TI Capital, as Issuer, Telecom Italia, as Guarantor, and JPMorgan Chase Bank, N.A., as trustee (the “trustee”). We have filed the indenture with the SEC as exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference therein from our Registration Statement on Form F-4 (Reg. No. 333-125900-01) which was filed with the SEC on June 17, 2005. Copies of the indenture can be obtained by following the directions outlined in “Where You Can Find More Information”.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The indenture provides that debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount.

The debt securities will be governed and construed in accordance with the laws of the State of New York. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of August 10, 1915, as amended, are excluded and will not be applicable. In connection with any legal action or proceeding relating to the debt securities, TI Capital has agreed to submit to the nonexclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title or designation;

•	the aggregate principal amount offered and authorized denominations;

•	the initial public offering price;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

•	if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the securities will be issuable if other than minimum denominations of $2,000 and integral multiples $1,000;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any obligation of TI Capital or Telecom Italia to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the place where we will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any United States federal or other income tax consequences, if material;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	the securities exchange on which the debt securities will be listed; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form, as described below under “—Book-Entry System” and “—Definitive Debt Securities”.

Guarantees

Telecom Italia will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities issued by TI Capital, including any additional amounts which may be payable by TI Capital in respect of the debt securities, as described under “—Payment of Additional Amounts”. Telecom Italia will guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

The guarantees of Telecom Italia for the debt securities issued by TI Capital will be unsecured obligations of Telecom Italia and each will rank equally in right of payment with other unsecured and unsubordinated indebtedness of Telecom Italia. Telecom Italia has provided a restriction on liens for the benefit of the debt securities as provided under “—Restrictive Covenants—Restrictions on Liens”. In connection with other debt issuances (including debt issued by Olivetti), Telecom Italia has provided different restrictions on liens that in some cases could be viewed as more restrictive. Consequently it is possible that, under certain limited circumstances, other debt of Telecom Italia could be secured when the debt securities offered hereby are not secured.

The guarantees will be governed and construed in accordance with the laws of the State of New York. In connection with any legal action or proceeding relating to the guarantees, Telecom Italia has agreed to submit to the nonexclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York.

Book-Entry System

Upon issuance, each series of debt securities will be represented by one or more global securities (each a “Global Security”). Each Global Security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. Except under the circumstances described below, Global Securities will not be exchangeable at the option of the holder for certificated debt securities and Global Securities will not otherwise be issuable in definitive form.

Upon issuance of the Global Securities, DTC will credit the respective principal amounts of the debt securities represented by the Global Securities to the accounts of institutions that have accounts with DTC or its nominee (“participants”), including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to participants’ interests) or by participants or persons that hold through participants. Such beneficial interest will be in minimum denominations of $2,000 or integral multiples of $1,000.

So long as DTC, or its nominee, is the registered owner or holder of the Global Securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Global Securities for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in the Global Securities:

•	will not be entitled to have the debt securities represented by the Global Securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form registered in their names; and

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Accordingly, each person owning a beneficial interest in the Global Securities must rely on the procedures of DTC, and indirectly Euroclear and Clearstream, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Principal and interest payments on Global Securities registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner or holder of the Global Security. None of TI Capital, Telecom Italia, the trustee, or any paying agent for such Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

TI Capital expects that DTC, upon receipt of any payments of principal or interest in respect of the Global Securities, will credit the accounts of the related participants (including Euroclear and Clearstream), with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Securities as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Securities held through such participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”.

Unless and until it is exchanged in whole or in part for debt securities in definitive form in accordance with the terms of the indenture, a Global Security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of DTC to DTC or another nominee of DTC.

Beneficial interests in the Global Securities will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in same-day funds.

Definitive Debt Securities

Global Securities shall be exchangeable for definitive debt securities registered in the names of persons other than DTC or its nominee for such Global Securities only if:

•	DTC has notified TI Capital and Telecom Italia that it is unwilling or unable to continue as depositary;

•	DTC has ceased to be a clearing agency registered under the Exchange Act; or

•	there shall have occurred and be continuing an event of default (as defined in the indenture) with respect to the debt securities.

Any Global Security that is exchangeable for definitive debt securities pursuant to the preceding sentence shall be exchangeable for debt securities issuable in minimum denominations of $2,000 and integral multiples of $1,000 and registered in such names as DTC shall direct. Subject to the foregoing, a Global Security shall not be exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or its nominee. Bearer debt securities will not be issued.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities.

Additional Mechanics

Payment and Paying Agents

TI Capital will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 4 New York Plaza, 15th Floor, New York, NY 10004. If you ever hold definitive debt securities you will make arrangements to have your payments picked up at or wired from that office or such other paying agency as we may establish. We may also arrange for additional payment officers and may cancel or change these officers, including our use of the trustee’s corporate trust officer. These offices are called paying agents. TI Capital may also choose to act as its own paying agent. TI Capital must notify you of changes in the paying agents for the debt securities.

Holders buying and selling debt securities in registered form must work out between them how to compensate for the fact that TI Capital will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

TI Capital and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. Such notices will be mailed to holders of registered securities.

Regardless of who acts as paying agent, all money that TI Capital pays to a paying agent that remains unclaimed at the end of five years after the amount is due to direct holders will be repaid to TI Capital. After that five-year period, you may look only to TI Capital, or its successor, for payment and not to the trustee, any other paying agent or anyone else.

Mergers and Similar Events

Each of TI Capital and Telecom Italia is generally permitted to consolidate or merge with another company or firm. Each of TI Capital and Telecom Italia is also permitted to sell or lease substantially all of its assets to another company or to buy or lease substantially all of the assets of another company. In addition, Telecom Italia or one of its Italian subsidiaries will generally be permitted to assume the obligations of TI Capital (or any successor) under the debt securities for the payment of the principal of and interest on the debt securities and any other payments on the debt securities. Upon assuming the obligations of TI Capital, Telecom Italia or any such subsidiary may exercise every right and power of TI Capital under the indenture. However, neither TI Capital nor Telecom Italia may consolidate or merge with, or sell or lease all or substantially all of its assets to, another company or firm, nor may Telecom Italia or one of its Italian subsidiaries assume the obligations of TI Capital under the debt securities, unless all of the following conditions are met:

•	Where TI Capital or Telecom Italia merges out of existence or sells or leases all or substantially all of its assets, the acquiring or resulting company must assume its obligations, including, in the case of Telecom Italia, the obligations arising from Telecom Italia’s guarantee of the debt securities either by law or contractual arrangements. The acquiring or resulting company’s assumption of these obligations must include the obligation to pay the additional amounts described under “—Payment of Additional Amounts”. If the acquiring or resulting company is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, it must indemnify each holder of the debt securities against any governmental charge or other cost resulting from the transaction.

•	TI Capital, Telecom Italia, or Telecom Italia’s Italian subsidiary, as the case may be, must provide the trustee with an officer’s certificate and an opinion of counsel as to compliance with the merger or assumption, as the case may be, provisions of the indenture; provided that if TI Capital consolidates or merges with, or sells or leases all or substantially all of its assets to, an Italian company, or Telecom Italia or one of its Italian subsidiaries assumes TI Capital’s obligations under the debt securities, TI Capital, or Telecom Italia or its Italian subsidiary, as the case may be, is required to deliver the additional opinions of counsel described below.

•	The merger or sale or lease of all or substantially all of TI Capital or Telecom Italia’s assets, or the assumption of the obligations of TI Capital under the debt securities, must not cause a default on the debt securities, and Telecom Italia and TI Capital must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “—Events of Default”. A default for this purpose would also include any event that would be an event of default if the requirement for giving Telecom Italia or TI Capital default notice or their default having to exist for a specific period of time were disregarded.

Telecom Italia or one of its Italian subsidiaries may only become the obligor under the debt securities by assumption or merger, and any other Italian company may only become the obligor under the debt securities by merger, if TI Capital (or any successor) delivers to the trustee a legal opinion, reasonably satisfactory to the trustee, of nationally recognized external Italian and U.S. law firms to the effect that the provisions of the Trust Indenture Act of 1939, as amended, are not in conflict with mandatory provisions of Italian law applicable to holders of debt securities of Italian companies.

It is possible that an assumption, merger or other similar transaction may cause the holders of the debt securities to be treated for U.S. federal income tax purposes as though they had exchanged the debt securities for new debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possibly other adverse tax consequences.

Modification and Waiver

There are three types of changes TI Capital, or its successors, can make to the indenture and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the debt securities without the specific approval of each holder of debt securities of that series. The following is the list of those changes:

•	change the stated maturity of the principal on a series of the debt securities;

•	change the interest on a series of the debt securities;

•	reduce the principal amount due on a series of the debt securities;

•	change any obligation of TI Capital to pay additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a series of debt securities following a default;

•	change the place of payment of a series of debt securities;

•	impair your right to sue for payment;

•	reduce the percentage of the outstanding aggregate principal amount of a series of debt securities whose holder’s consent is needed to modify or amend the indenture;

•	reduce the percentage of the outstanding aggregate principal amount of a series of debt securities whose holder’s consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

•	change the obligations of Telecom Italia as Guarantor with respect to payment of principal, premium, if any, and interest payments in any manner adverse to the interests of the holders of the series of debt securities.

Changes Requiring a Majority Vote

The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for TI Capital to obtain a waiver of all or part of the covenants described in this section, or a waiver of a past default. However, TI Capital cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described under “—Changes Requiring Your Approval” unless TI Capital obtains your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of the debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.

Further Details Concerning Voting

Debt securities will not be considered outstanding, and therefore not eligible to vote, if TI Capital has deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Discharge and Defeasance”.

TI Capital will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If TI Capital or the trustee set a record date for a vote or other action to be taken by holders of a particular series of the debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that TI Capital may specify (or as the trustee may specify if it set the record date). TI Capital or the trustee, as the case may be, may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if TI Capital seeks to change the terms of the indenture or request a waiver.

Redemption at TI Capital’s Option

If the debt securities of a particular series are redeemable at TI Capital’s option, then the applicable prospectus supplement relating to such series of debt securities will describe the terms and conditions of such redemption.

Optional Tax Redemption

In addition to any option to redeem the debt securities set forth in a prospectus supplement as referred to above under “—Redemption at TI Capital’s Option,” TI Capital will have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Furthermore, TI Capital must give holders of the debt securities between 30 and 60 days’ notice before redeeming the debt securities.

•	The first situation is where, as a result of a change in, execution of or amendment to any laws, regulations or treaties or the official application or interpretation of any laws, regulations or treaties, either:

•	TI Capital (or its successor) or Telecom Italia (or its successor) would be required to pay additional amounts as described below under “—Payments of Additional Amounts”, or

•	Telecom Italia (or its successor) or any of its subsidiaries would have to deduct or withhold tax on any payment to TI Capital (or its successor) to enable TI Capital (or its successor) to make a payment of principal, premium, if any, or interest on the debt securities.

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date of the issuance of the securities and in the jurisdiction where TI Capital (Luxembourg) or Telecom Italia (Italy) is incorporated. If TI Capital or Telecom Italia is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

TI Capital would not have the option to redeem the debt securities if TI Capital or Telecom Italia could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to TI Capital or Telecom Italia.

•	The second situation is where a person into which TI Capital or Telecom Italia is merged or to whom it has conveyed, transferred or leased all or substantially all of its property, is required to pay additional amounts. TI Capital would have the option to redeem the debt securities even if TI Capital or Telecom Italia is required to pay additional amounts immediately after the merger, conveyance, transfer or lease. Neither Telecom Italia nor TI Capital is required to use reasonable measures to avoid the obligation to pay additional amounts in this situation. However, TI Capital will not have the option to redeem the debt securities if the sole purpose of such a merger would be to permit TI Capital to redeem the debt securities.

The election of TI Capital to redeem the debt securities shall be evidenced by a board resolution or in another manner specified in the indenture. In case of any redemption TI Capital shall, at least 60 days prior to the redemption date (unless a shorter notice will be reasonably satisfactory to the trustee), notify the trustee of the redemption date and of the principal amount of debt securities to be redeemed.

Payment of Additional Amounts

Luxembourg or Italy may require TI Capital, as Issuer, or Telecom Italia, as Guarantor, to withhold amounts from payments of principal or interest on the debt securities or any amounts to be paid under the related guarantees, as the case may be, for taxes or any other governmental charges. If Luxembourg or Italy requires a withholding of this type, TI Capital or Telecom Italia, as the case may be, may be required to pay holders of the debt securities additional amounts so that the net amount you receive will be the amount specified in the debt securities to which you are entitled.

TI Capital or Telecom Italia, as the case may be, will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for:

•	the existence of any present or former connection between you and Luxembourg or Italy, as the case may be, other than the mere holding of a debt security and the receipt of payments thereon;

•	the application of the European Directive 2003/48/EC of June 3, 2003, on the taxation of income from savings, as well as any equivalent measure adopted according to such directive;

•	a failure to comply with any certification, documentation, information or other reporting requirements concerning your nationality, residence, identity or connection with Luxembourg or Italy, as the case may be, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in Luxembourg or Italy or are not an individual resident of a member state of the European Union);

•	a change in law that becomes effective more than 30 days after a payment on the debt securities becomes due and payable or on which payment thereof is duly provided for, whichever occurs later; or

•	any tax or other governmental charge imposed on non-residents for income tax purposes in Italy as provided under Italian laws and regulations relating to countries which do not have an adequate exchange of information with Italy (i.e., other than the countries listed under heading “—Transfer Restrictions”).

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to TI Capital or Telecom Italia is organized.

For additional information, see section 803 of the indenture.

Restrictive Covenants

Restrictions on Liens

Some of TI Capital’s and Telecom Italia’s property may be subject to a mortgage or other legal mechanism that gives their lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over their general creditors if they fail to pay them back. These preferential rights are called liens. Each of TI Capital and Telecom Italia promises that it will not create or permit to subsist any encumbrance to secure capital markets indebtedness, which is described further below, on the whole or any part of its present or future revenues or assets, other than permitted encumbrances.

As used here, encumbrance means:

•	any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof; and

•	any arrangement providing a creditor with prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

As used here, permitted encumbrance means:

•	any encumbrance existing on the date of issuance of the debt securities;

•	any encumbrance over or affecting any asset acquired by TI Capital or Telecom Italia after the date of the indenture and subject to which such asset is acquired, if:

•	such encumbrance was not created in contemplation of the acquisition of such asset by TI Capital or Telecom Italia;

•	the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by TI Capital or Telecom Italia;

•	any encumbrance over or affecting any asset of any company which becomes an obligor after the date of issuance of the securities, where such encumbrance is created prior to the date on which such company becomes an obligor under the debt securities, if:

•	such encumbrance was not created in contemplation of that company becoming an obligor; and

•	the amount thereby secured has not been increased in contemplation of, or since the date of, that company becoming an obligor under the debt securities;

•	any netting or set-off arrangement entered into by any member of the Telecom Italia Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

•	any title transfer or retention of title arrangement entered into by any member of the Telecom Italia Group in the normal course of its trading activities on the counterparty’s standard or usual terms;

•	encumbrances created in substitution of any encumbrance permitted under the first two bullet points above over the same or substituted assets. This only applies if: (a) the principal amount secured by the substitute encumbrance does not exceed the principal amount outstanding and secured by the initial encumbrance; and (b) in the case of substituted assets, if the market value of the substituted assets at the time of the substitution does not exceed the market value of the assets replaced;

•	encumbrances created to secure:

•	loans provided, supported or subsidized by a governmental agency, national or multinational investment guarantee agency, export credit agency or a lending organization established by the United Nations, the European Union or other international treaty organization, including, without limitation the European Investment Bank, the European Bank for Reconstruction and Development and the International Finance Corporation;

•	project finance indebtedness (as described below);

this will, however, only apply if the encumbrance is created on an asset of the project being financed by such loans (and/or on the shares in, and/or shareholder loans made to, the company conducting such project) or, as the case may be, such project finance indebtedness and remains confined to that asset (and/or shares and/or shareholder loans);

•	encumbrances arising out of the refinancing of any capital markets indebtedness secured by any encumbrance permitted by the preceding bullet points. These encumbrances will, however, only be permitted if the amount of such capital markets indebtedness is not increased and is not secured by an encumbrance over any additional assets;

•	any encumbrance arising by operation of law;

•	any encumbrance created in connection with convertible bonds or notes where the encumbrance is created over the assets into which the convertible bonds or notes may be converted and secures only the obligation of the issuer to effect the conversion of the bonds or notes into such assets;

•	any encumbrance created in the ordinary course of business to secure capital markets indebtedness under hedging transactions entered into for the purpose of managing risks arising under funded debt obligations such as credit support annexes and agreements;

•	any encumbrance over or affecting any asset of Telecom Italia to secure capital markets indebtedness under a permitted leasing transaction (as described below); provided that the aggregate capital markets indebtedness secured by all such encumbrances does not exceed €1 billion;

•	any encumbrance created on short-term receivables used in any asset-backed financing;

•	any encumbrance on real estate assets of Telecom Italia, any subsidiary or any person to which such real estate assets may be contributed by Telecom Italia or any subsidiary in connection with the issuance of any indebtedness, whether such indebtedness is secured or unsecured by such real estate assets or any other assets of such person to which real estate assets have been contributed by Telecom Italia or any subsidiary; and

•	any other encumbrance securing capital markets indebtedness of an aggregate amount not exceeding 10% of the total net worth of Telecom Italia (as disclosed in the most recent audited consolidated balance sheet of Telecom Italia).

As used here, capital markets indebtedness means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, any certificate of indebtedness, bond, note or other security which is listed or traded on a stock exchange or other recognized securities market. For the purposes of avoiding any doubt in respect of asset-backed financings originated by Telecom Italia or TI Capital, the expressions “assets” and “obligations for the payment of borrowed money” as used in this definition do not include assets and obligations of Telecom Italia or TI Capital which, pursuant to the requirements of law and accounting principles generally accepted in Italy or Luxembourg, as the case may be, currently need not, and are not, reflected in the balance sheet of Telecom Italia or TI Capital, as the case may be.

As used here, permitted leasing transaction means one or more transactions or a series of transactions as a result of which Telecom Italia disposes of or otherwise transfers (including, without limitation, by way of sale of title or grant of a leasehold or other access, utilization and/or possessory interest(s)) its rights to possess, use and/or exploit all or a portion of a particular asset or particular assets owned, used and/or operated by Telecom Italia (or its rights and/or interests in respect thereof) to one or more other persons in circumstances where Telecom Italia or an affiliate shall have the right to obtain or retain possession, use and/or otherwise exploit the asset or assets (or rights and/or interests therein) so disposed of or otherwise transferred.

As used here, project finance indebtedness means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an asset in respect of which the person or persons to whom such indebtedness is, or may be, owed have no recourse whatsoever for the repayment of or payment of any sum relating to such indebtedness other than:

•	recourse to such debtor for amounts limited to the cash flow from such asset; and/or

•	recourse to such debtor generally, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available; and/or

•	if such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant asset and such debtor owns no other significant assets and carries on no other business, recourse to all of the assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

Discharge and Defeasance

TI Capital or Telecom Italia can be legally released from any payment or other obligation on the debt securities except for various obligations described below if, in addition to other actions, the following arrangements for you to be repaid are put in place:

•	TI Capital or Telecom Italia deposits in trust for your benefit and the benefit of all other direct holders of the debt securities of a particular series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, premium, if any, principal and any other payments on the debt securities on their various due dates.

•	TI Capital or Telecom Italia delivers to the trustee a legal opinion of their counsel confirming that there has been a change in U.S. federal income tax law, and under then current U.S. federal income tax law TI Capital or Telecom Italia may make the above deposit without causing you to be taxed on the debt securities any differently than if TI Capital or Telecom Italia did not make the deposit and was not legally released from its obligations on the debt securities. TI Capital or Telecom Italia would not have to deliver this opinion if TI Capital or Telecom Italia received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling that states the same conclusion.

•	If the debt securities are listed on the Luxembourg Stock Exchange or another exchange, TI Capital or Telecom Italia must deliver to the trustee a legal opinion of their counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted from such exchange.

However, even if TI Capital or Telecom Italia takes these actions, a number of TI Capital’s or Telecom Italia’s obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Ranking

No debt securities offered hereby are secured by any of Telecom Italia’s or TI Capital’s property or assets. Accordingly, your ownership of the debt securities means you are one of Telecom Italia’s or TI Capital’s senior unsecured creditors. The debt securities are not subordinated to any of Telecom Italia’s or TI Capital’s other debt obligations and therefore they rank equally with all Telecom Italia’s and TI Capital’s other senior unsecured and unsubordinated indebtedness.

Events of Default

A holder of debt securities of a particular series will have special rights if an event of default occurs with respect to that series and is not cured, as described later in this subsection.

An “event of default” with respect to the debt securities is defined in the indenture as:

•	the failure by TI Capital or Telecom Italia to pay principal on a series of debt securities within 10 days from the relevant due date or the failure to pay interest on a debt security within 30 days from the relevant due date;

•	the failure by TI Capital to perform any other obligation under a series of the debt securities or the failure by Telecom Italia to perform any obligation under its guarantee and such failure continues for more than 60 days after the trustee has received notice of it from the affected holder of the debt securities;

•	any of TI Capital’s or Telecom Italia’s capital markets indebtedness (as defined above in “—Restrictive Covenants—Restrictions on Liens”) in excess of €100 million (or the equivalent thereof in other currencies) has to be repaid prematurely due to a default under its terms;

•	the failure by TI Capital or Telecom Italia to fulfill any payment obligation exceeding €100 million (or the equivalent thereof in other currencies) under any capital markets indebtedness (as defined above in “—Restrictive Covenants—Restriction on Liens”) of TI Capital or Telecom Italia, or under any guarantee provided for any such capital markets indebtedness in excess of €100 million (or the equivalent thereof in other currencies) of others, and this failure remains uncured for 30 days;

•	any security or guarantee relating to capital markets indebtedness in excess of €100 million (or the equivalent thereof in other currencies) provided by TI Capital or Telecom Italia is enforced by the lenders and such enforcement is not contested in good faith by TI Capital or Telecom Italia or TI Capital or Telecom Italia publicly announces their inability to meet their financial obligations;

•	a court opens insolvency or equivalent proceedings against TI Capital or Telecom Italia which are not resolved within six months, unless such proceedings are frivolous or vexatious and contested in good faith and appropriately and do not result in court orders; or TI Capital or Telecom Italia apply for such insolvency or equivalent proceedings;

•	TI Capital or Telecom Italia approves a resolution pursuant to which it goes into liquidation unless this is done in connection with a merger, or other form of combination with another company and such company assumes all obligations contracted by TI Capital or Telecom Italia, in connection with the debt securities; or

•	Telecom Italia’s guarantee relating to the debt securities ceases to be valid or legally binding for any reason.

If an event of default has occurred and has not been cured, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing another action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

Each of TI Capital and Telecom Italia will furnish to the trustee every year, within 120 days after the end of Telecom Italia’s fiscal year, a written statement from its designated officers certifying that, to their knowledge, it is in compliance with the indenture and the debt securities, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Regarding the Trustee

Telecom Italia and several of its subsidiaries maintain banking relations with the trustee in the ordinary course of their business.

If an event of default occurs, or a default, that would become an event of default if the requirements for giving a default notice or any specific grace period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign as trustee under the applicable indenture, in which case TI Capital and Telecom Italia would be required to appoint a successor trustee.

Transfer Restrictions

You understand that the debt securities will only be offered and sold to investors who are resident for income tax purposes in countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. You also understand that it is the intention of Telecom Italia that the debt securities will be held only by investors resident in countries identified in the above Decree. If Telecom Italia becomes the obligor under the debt securities due to substitution or otherwise (see “—Mergers and Similar Events”) and Telecom Italia was obligated to withhold on any payments made on the debt securities, there would be no obligation to gross up such payments to investors resident in the countries identified in the above Decree (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements. See “—Payment of Additional Amounts”.

The following is the current exclusive list of countries or territories where, if the debt securities were held by residents for income tax purposes of such countries or territories, and Telecom Italia were to become the obligor on the debt securities, Telecom Italia would have an obligation to gross up payments in the event of a withholding on any payments on the debt securities, subject to the limitations set forth under “—Payment of Additional Amounts”: Albania, Algeria, Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Brazil, Bulgaria, Canada, China (People’s Republic), Croatia, Czech Republic, Denmark, Ecuador, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kuwait, Lithuania, Luxembourg, Macedonia, Malta, Mauritius, Mexico, Morocco, The Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sri Lanka, Sweden, Tanzania, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom, United States of America, Venezuela, Vietnam, Yugoslavia and Zambia.

You also understand the debt securities will not be offered, sold or delivered in Italy or to investors resident in Italy. Investors resident in Italy for tax purposes may suffer adverse tax consequences from holding the debt securities and in connection therewith there is no obligation for either TI Capital or Telecom Italia to gross up any payment on the debt securities made to Italian investors.

CLEARANCE AND SETTLEMENT

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems may change their rules and procedures at any time.

The Clearing Systems

The information in this section concerning DTC, Clearstream and Euroclear, and their book-entry systems has been obtained from sources that TI Capital and Telecom Italia believe to be reliable. Neither TI Capital nor Telecom Italia take any responsibility for or make any representation or warranty with respect to this information, other than that it has been accurately extracted and/or summarized from those sources.

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include the U.S. depositaries, the fiscal agent, securities brokers and dealers, banks, trust companies and clearing corporations (including Clearstream and

Euroclear) and may in the future include certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Transfers of ownership or other interests in Global Notes in DTC may be made only through DTC participants.

Clearstream, Luxembourg

Clearstream (formerly Cedelbank) is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream interfaces with domestic markets in several countries. As a bank, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (which we refer to in this prospectus as the “Euroclear Operator”) under a contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation (which we refer to in this prospectus as the “Cooperative”). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), other securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (which we refer to in this prospectus as the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities. Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities. Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities. Settlement will be in same-day funds.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

Trading between a DTC Seller and a Euroclear or Clearstream Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream participant. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, participants may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing debt securities would incur overdraft charges for one business day (assuming they clear the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

CERTAIN TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following summary of the principal United States federal income tax consequences of ownership of debt securities deals only with debt securities held as capital assets by initial purchasers, and not with special classes of holders, such as:

•	dealers in securities or currencies;

•	traders in securities that elect to mark to market;

•	financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•	persons that hold debt securities that are a hedge or that are hedged against currency risks, that are part of a straddle or conversion transaction or that are part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes;

•	persons that are not “United States Holders”, as defined below;

•	persons whose functional currency is not the U.S. dollar; and

•	persons that are treated as partnerships for United States federal income tax purposes or that hold debt securities through partnerships or other pass-through entities.

Moreover, the summary deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. The summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. Additional information regarding United States federal income tax consequences associated with the acquisition, ownership or disposition of debt securities may be set forth in an applicable prospectus supplement. In the event of any inconsistency between the discussion set forth herein and any such additional information set forth in a prospectus supplement, the prospectus supplement shall govern.

United States Holders should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction, of the ownership of debt securities. United States Holders should also review the discussion under “—Luxembourg Tax Considerations” and “—Italian Tax Considerations” for a discussion of the Luxembourg and Italian tax consequences to a United States Holder of the ownership of debt securities.

Payments of Interest

Interest on a debt security, other than interest on a “Discount debt security” that is not “qualified stated interest” (each as defined below under “—Original Issue Discount—General”), will be taxable to you if you are a United States Holder as ordinary income at the time you receive it or when it accrues, depending on your method of accounting for tax purposes. You are a United States Holder if you are a beneficial owner of a debt security who is:

•	a citizen or resident of the United States:

•	a corporation, or other entity treated as a corporation, organized under the laws of the United States or any State;

•	an estate the income of which is subject to United States federal income tax without regard to its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Interest paid to you on the debt securities and original issue discount, if any, accrued by you with respect to the debt securities (as described below under “—Original Issue Discount”) constitutes income to you from sources outside the United States, and, with certain exceptions (including certain circumstances where withholding applies to interest paid on the debt securities), will generally be “passive” income or, in the case of certain United States Holders, “financial services” income for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes. For taxable years beginning after December 31, 2006, interest income will generally constitute “passive category” income or, in the case of certain United States Holders, “general category” income for U.S. foreign tax credit purposes.

Payment of Additional Amounts

If we pay additional amounts to you, in the circumstances described above under “Description of Debt Securities and Guarantees—Payment of Additional Amounts”, such payments will generally be treated as ordinary income.

Original Issue Discount

General. A debt security, other than a debt security with a term of one year or less (a “short-term debt security”), will be treated as issued at an original issue discount (a “Discount debt security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is more than a “de minimis amount” (as defined below). Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. Special rules for “Variable Rate debt securities” (as defined below under “—Original Issue Discount—Variable Rate Debt Securities”) are described below under “—Original Issue Discount—Variable Rate Debt Securities”. In addition, special rules will apply to debt securities with “teaser rates” or interest holidays, which will be discussed in the applicable prospectus supplement.

In general, if the excess of a debt security’s stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity, then such excess, if any, constitutes “de minimis original issue discount” and the debt security is not a Discount debt security. If your debt security has de minimis original issue discount, you must include the de minimis original issue discount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of the debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made; divided by

•	the stated principal amount of the debt security.

If your Discount debt security matures more than one year from its date of issue, you must generally include original issue discount (“OID”) in income calculated on a constant-yield method before you receive cash attributable to such income, and generally you will have to include in income increasingly greater amounts of OID over the life of the debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your Discount debt security for each day during the taxable year or portion of the taxable year that you hold your Discount debt security (“accrued OID”). You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your Discount debt security and you may vary the length of each accrual period over the term of your Discount debt security. However, no accrual period can be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the final or first day of an accrual period. You can determine the amount of OID allocable to an accrual period by:

•	multiplying your Discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period); and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You determine your Discount debt security’s “adjusted issue price” at the beginning of any accrual period by adding:

•	your Discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting payments previously made on your Discount debt security that were not qualified stated interest payments.

For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata on the basis of their relative lengths to each accrual period in the interval. In addition you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between:

•	the amount payable at the maturity of the debt security (other than any payment of qualified stated interest); and

•	the debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but is greater than the amount of the debt security’s adjusted issue price (as determined above under “—Original Issue Discount—General”), the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after its purchase over the adjusted issue price of the debt security, divided by:

•	the excess of the sum of all amounts payable on the debt security after the purchase date, other than payments of qualified stated interest, over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If you make this election, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. If a debt security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the debt security are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the debt security will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity in the case of debt securities subject to contingencies, if you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we have options described in the preceding sentence, those rules apply to such options in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which the debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “change in circumstances”) then, except to the extent that a portion of the debt security is repaid as a result of the change in circumstances and solely for purposes of determining the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under the heading “—Original Issue Discount—General”, with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount (described below under the heading “—Market Discount”), de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Debt Securities Purchased at a Premium”) or acquisition premium.

In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of your debt security will equal your cost, the issue date of your debt security will be the date you acquired it, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security for which you make it, and you may not revoke it without the consent of the IRS. If you make this election with respect to a debt security with amortizable bond premium, then you will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you hold as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or that you thereafter acquire. You may not revoke this deemed election with respect to amortizable bond premium without the consent of the IRS.

If you make the election to apply the constant-yield method with respect to a Market Discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you hold or thereafter acquire. You may not revoke the deemed election without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a “Variable Rate debt security” if your debt security:

(i) has an issue price that does not exceed the total noncontingent principal payments on the debt security by more than the lesser of:

(1) the product of:

(x) the total noncontingent principal payments on the debt security;

(y) the number of complete years to maturity from the issue date; and

(z) .015, or

(2) 15 percent of the total noncontingent principal payments on the debt security; and

(ii) does not provide for stated interest other than stated interest compounded or paid at least annually at:

(1) one or more “qualified floating rates”;

(2) a single fixed rate and one or more qualified floating rates;

(3) a single “objective rate”; or

(4) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

A variable rate is a “qualified floating rate” if:

(i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds; or

(ii) it is equal to the product of a rate described in clause (i) and either:

(a) a fixed multiple that is greater than 0.65 but not more than 1.35; or

(b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that:

(i) are within 0.25 percentage points of each other on the issue date; or

(ii) can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term. An objective rate is a “qualified inverse floating rate” if:

(i) the rate is equal to a fixed rate minus a qualified floating rate; and

(ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

If interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and:

(i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

(ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate,

then the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.

In general, if your Variable Rate debt security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on your debt security is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your Variable Rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), you generally must determine the amount of interest and OID accruals on your debt security by:

(i) determining a fixed rate substitute for each variable rate provided under your Variable Rate debt security (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security);

(ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

(iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

(iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

If your Variable Rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), you must determine the amount of interest and OID accruals as in the immediately preceding paragraph with the modification that you must treat your Variable Rate debt security, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of your Variable Rate debt security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States Holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless you elect to do so (but you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer or a taxpayer in a special class, including but not limited to a bank, regulated investment company, dealer in securities, common trust fund, person who holds a debt security as part of certain identified hedging transactions, or cash basis taxpayer who so elects, you will be required to accrue OID on a short-term debt security on either a straight-line basis or under the constant-yield method (based on daily compounding), at your election. If you are not required and have not elected to include OID in income currently, any gain you realize on the sale or retirement of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless you elect to accrue the OID under the constant-yield method) through the date of sale or retirement. If you are not required and do not elect to accrue OID on short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on a short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you had purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a “Market Discount debt security”, if:

•	you purchase your debt security for less than its issue price (as determined above under “—Original Issue Discount—General”), and

•	the debt security’s stated redemption price at maturity or, in the case of a Discount debt security, the debt security’s “revised issue price”, exceeds the price you paid for your debt security by at least 1/4 of 1 percent of such debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity.

If such excess is not sufficient to cause the debt security to be a Market Discount debt security, then such excess constitutes “de minimis market discount” and the rules discussed below are not applicable to you. The Code provides that, for these purposes, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

You must treat any gain that you recognize on the maturity or disposition of your Market Discount debt security as ordinary income to the extent that such gain does not exceed the accrued market discount on such debt security. Also, any partial principal payment on a Market Discount debt security will be includable in gross income as ordinary income to the extent that such payment does not exceed the accrued Market Discount on such debt security. In the case of any maturity, disposition or subsequent partial principal payment on such debt security, the amount of accrued Market Discount is reduced by the amount of the previous partial principal payment included in gross income as ordinary income. Alternatively, you may elect to include market discount in income currently over the life of the debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS.

You will accrue market discount on your Market Discount debt security on a straight-line basis unless you elect to accrue market discount on a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. If you do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your Market Discount debt security in an amount not exceeding the accrued market discount on such Market Discount debt security until the maturity or disposition of such Market Discount debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat such excess as “amortizable bond premium”, in which case you will reduce the amount you are required include in income each year with respect to interest on the debt security by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. If you elect to amortize bond premium, such election shall apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke such election without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be its cost, adjusted by adding the amount of any OID, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and reduced by the amount of any payments with respect to your debt security that are not qualified stated interest payments, and any amortizable bond premium or acquisition premium applied to reduce interest or OID on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

Except to the extent described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”, described in the next succeeding paragraph, attributable to accrued but unpaid interest or subject to the rules governing contingent payment obligations, gain or loss you recognize on the sale or retirement of your debt security will be capital gain or loss and will be long-term capital gain or loss if you held the debt security for more than one year. Capital gain of a non-corporate United States Holder that is recognized in a taxable year beginning before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The ability of a non-corporate United States Holder to deduct capital losses is subject to limitations.

Mergers or Assumptions of the Debt Securities

As discussed in “Description of Debt Securities and Guarantees—Mergers and Similar Events”, TI Capital is generally permitted to merge or consolidate with another company or firm, and Telecom Italia or one of its Italian subsidiaries is also permitted to assume the obligations of TI Capital under the debt securities for the payment of principal and interest on the debt securities, if certain conditions are satisfied. The assumption of the obligations of TI Capital under the debt securities by Telecom Italia or another person pursuant to a merger, consolidation or assumption may cause the holders of the debt securities to be treated for U.S. federal income tax purposes as if they had exchanged the debt securities for new debt securities, with the results described above in “—Purchase, Sale and Retirement of the Debt Securities”.

Other Debt Securities

The applicable prospectus supplement will contain a discussion of any special United States federal income tax rules with respect to debt securities that are subject to the rules governing contingent payment, debt securities providing for the periodic payment of principal over the life of the debt security, debt securities that are convertible into another security, debt securities that are renewable or extendible, debt securities that are payable by delivering property other than cash and debt securities with respect to which payments of interest may be deferred.

Backup Withholding and Information Reporting

In general, if you are a noncorporate holder, we or our paying agents may be required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a Discount debt security.

In addition, you may be subject to backup withholding on payments of principal, premium and interest (including OID if any) on, and the proceeds of disposition of, a debt security. Backup withholding only will apply if you :

•	fail to furnish your Taxpayer Identification Number (“TIN”) which, for an individual, is your Social Security number, or furnish an incorrect TIN,

•	are notified by the IRS that you have failed to properly report payments of interest and dividends, or

•	fail to certify, under penalties of perjury, that you have furnished a correct TIN and have not been notified by the IRS that you are subject to backup withholding for failure to report interest or dividend payments.

You should consult your tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS.

Luxembourg Tax Considerations

The statements herein regarding taxation in Luxembourg are based on the laws in force in the Grand Duchy of Luxembourg as of the date of this prospectus and are subject to any changes in law. The following summary does not purport to be a comprehensive description of all the tax considerations which may be relevant to a decision to purchase, own, exchange or dispose the debt securities. Each prospective holder or beneficial owner of debt securities should consult its tax advisor as to the Luxembourg tax consequences of the ownership and disposition of the debt Securities.

Luxembourg tax residency of the holders of the Debt Securities

A holder of the debt securities will not become resident, or be deemed to be resident, in Luxembourg by reason only of the holding of the debt securities, or the execution, performance, delivery, exchange and/or enforcement of the debt securities.

Withholding tax

Under Luxembourg tax law currently in effect, there is no withholding tax on payments of interest (including accrued but unpaid interest) made to Luxembourg resident and non-resident holders of the debt securities. There is also no Luxembourg withholding tax upon repayment of the principal or upon redemption or exchange of the debt securities.

Luxembourg withholding tax may in the future be introduced for interest payments made to Luxembourg individual residents.

On 3 June 2003, the European Union adopted a Directive regarding the taxation of savings income (the “Directive”). The Directive has been implemented in Luxembourg by a Law dated June 21, 2005.

Under the Directive, Luxembourg is required since 1 July 2005 to withhold tax on interest and other similar income paid by a paying agent (within the meaning of the Directive) located in Luxembourg to (or under certain circumstances, to the benefit of) an individual resident in another Member State, unless the beneficiary of the interest payments elects for the exchange of information. The same regime applies to payments to individuals resident in any of the following territories: Netherlands Antilles, Aruba, Guernsey, Jersey, the Isle of Man, Montserrat and the British Virgin Islands.

The withholding tax rate is initially 15%, increasing steadily to 20% and to 35%. The withholding tax system will only apply during a transitional period, the ending of which depends on the conclusion of certain agreements relating to information exchange with certain other countries (the transitional period may therefore never end).

Taxation of the Holder of the Debt Securities

Taxation of Luxembourg non-residents

Holders of the debt securities who are non-residents of Luxembourg and who have neither a permanent establishment nor a fixed base of business in Luxembourg with which the holding of the debt securities is connected are not liable to any Luxembourg income tax, whether they receive repayments of principal, payments of interest (including accrued but unpaid interest), payments received upon the redemption or the exchange of the debt securities, or realise capital gains on the sale of any debt securities.

Taxation of Luxembourg residents

Luxembourg resident holders of the debt securities, or non-resident holders of the debt securities who have a permanent establishment or a fixed base of business in Luxembourg with which the holding of the debt securities is connected, must, for income tax purposes, include any interest received in their taxable income. They will not be liable to any Luxembourg income tax on repayment of principal.

Luxembourg resident individuals

Luxembourg resident individual holders of the debt securities or non-resident individual holders of the debt securities who have a fixed base of business with which the holding of the debt securities is connected are not subject to taxation on capital gains upon the disposal of the debt securities, unless the disposal of the debt securities precedes the acquisition of the debt securities or the debt securities are disposed of within six months of the date of acquisition of these debt securities. Upon redemption or exchange of the debt securities, individual Luxembourg resident holders of the debt securities or non-resident holders of the debt securities who have a fixed base of business with which the holding of the debt securities is connected must however include the portion of the redemption price corresponding to accrued but unpaid interest in their taxable income.

Luxembourg resident companies

Luxembourg resident companies (sociétés de capitaux) holders of the debt securities or foreign entities of the same type which have a permanent establishment in Luxembourg with which the holding of the debt securities is connected, must include in their taxable income the difference between the sale, exchange or redemption price (including accrued but unpaid interest) and the lower of the cost or book value of the debt securities sold, redeemed or exchanged.

Luxembourg resident companies benefiting from a special tax regime

Luxembourg resident companies holders of the debt securities which are companies benefiting from a special tax regime (such as holding companies subject to the law of 31 July 1929 and undertakings for collective investment subject to the law of 20 December 2002) are tax exempt entities in Luxembourg, and are thus not subject to any Luxembourg tax other than the subscription tax calculated on their share capital or net asset value (i.e., corporate income tax, municipal business tax and net wealth tax).

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a holder of the debt securities, unless (i) such holder of the debt securities is a Luxembourg resident or (ii) the debt securities are attributable to an enterprise or part thereof which is carried on in Luxembourg through a permanent establishment or (iii) the debt securities are attributable to a fixed base of business in Luxembourg of the holder of the debt securities.

Other Taxes

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by holders of the debt securities as a consequence of the issuance of the debt securities, nor will any of these taxes be payable as a consequence of a subsequent transfer or redemption or exchange of the debt securities.

There is no Luxembourg value added tax payable in respect of payments in consideration for the issuance of the debt securities or in respect of the payment of interest or principal under the debt securities or the transfer of the debt securities. Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to the Issuer, if for Luxembourg value added tax purposes such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg value added tax does not apply with respect to such services.

No gift, estate or inheritance taxes are levied on the transfer of the debt securities upon death of a holder of the debt securities in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes.

Italian Tax Considerations

The following is a summary of certain Italian tax consequences of the receipt of interest on the debt securities and capital gains upon the disposal thereof by non-Italian investors, along with a summary of the Italian tax treatment of payments which might possibly be made by the Guarantor under the debt securities.

This summary is based upon Italian tax law and practice as in effect on the date of the prospectus and is subject to change, potentially with retroactive effect.

Prospective investors in the debt securities should consult their own advisors regarding the Italian or other tax consequences of the purchase, ownership and disposition of the debt securities in their particular circumstances, including the effect of any state, local or foreign tax laws.

Interest on Debt Securities

Interest payable on debt securities issued by TI Capital to a beneficial owner who is not resident in Italy and is not acting through an Italian permanent establishment is not subject to Italian taxes. To the extent that debt securities are deposited by a non-resident holder in an account with an Italian withholding agent, interest payable to a non-resident beneficial owner is subject to the substitute tax at rates up to 27%, according to the same rules applicable to Italian resident holders, unless the holder produces a declaration of non-residence in Italy. In addition, any element of the proceeds of sale of debt securities by a non-resident holder which represents accrued, and express or implied, interest in respect of such debt securities will be subject to Italian substitute tax if the debt securities are sold through an Italian withholding agent, unless such holder produces a declaration of non-residence and has provided details of the period during which he was the beneficial owner of the debt securities and the interest derived therefrom.

Payments under the Guarantees by Telecom Italia

There is no authority directly on point regarding the Italian tax regime of payments made by Telecom Italia under the guarantees. Accordingly, there can be no assurance that the Italian revenue authorities will not assert an alternative treatment of such payments than that set forth herein or that an Italian court would not sustain such an alternative treatment.

Payments to non-resident holders made by Telecom Italia under the guarantees, which represent interest payable on the debt securities, are subject to the Italian tax regime described above under “—Interest on Debt Securities”.

Capital Gains on Debt Securities

Capital gains realized by non-residents from the sale of debt securities issued by TI Capital are in principle not subject to tax in Italy. However, a 12.5% substitute tax may apply to the extent the debt securities are located in the Italian territory unless:

•	the debt securities are listed on a regulated market; or

•	the debt securities are not listed on a regulated market, but the following requirements are satisfied:

•	the holder is resident of a country which allows an adequate exchange of information with Italy or, in the case of institutional investors not subject to tax, they are established in such country;

•	the relevant Italian withholding agent, if any, receives a self-declaration from the holder of the debt securities which states that the holder is a resident of that country. The self-declaration, which must be in conformity with the model approved by the Ministry of Economy and Finance (approved in Decree of the Ministry of Economy and Finance of December 12, 2001, published in the Ordinary Supplement No. 287 to the Official Journal No. 301 of December 29, 2001), is valid until revoked by the investor and does not have to be filed if an equivalent self-declaration (including Form 116/IMP) has been submitted to the same intermediary for the same or different purposes; in the case of institutional investors not subject to tax, the institutional investor shall be regarded as the beneficial owner and the relevant self-declaration shall be produced by the management company; or

•	the holder is resident in a country which has entered into a double taxation convention with Italy that provides for the exclusive right to tax such gains in the holder’s country of residence.

Early Redemption

The early redemption of debt securities with a maturity period of no less than 18 months issued by a non-resident company, if occurring before expiration of the first 18 months, in certain cases may trigger the liability for the holder of a 20% surtax to be paid on all interest and other proceeds accrued until the date of early redemption.

In any event, the 20% surtax applies only if the holder of the debt securities is resident in Italy at the date of the early redemption. Conversely, no surtax applies if the holder is not resident in Italy, even if the debt securities are deposited by the non-resident holder in an account with an Italian withholding agent (provided that the holder produces a declaration of non-residence in Italy).

EU savings directive

The Council of the European Union has adopted a directive on June 3, 2003 regarding the taxation of savings income (Directive 2003/48/EC) (the “Directive”). Italy has implemented the directive through Legislative Decree No. 84 of April 18, 2005 (“Decree 84/2005”). Under Decree 84/2005, subject to a number of important conditions being met, with respect to interest paid starting from July 1, 2005 (including the case of interest accrued on the debt securities at the time of their disposal) to individuals which qualify as beneficial owners of the interest payment and are resident for tax purposes in another EU Member State or in a dependent or associated territory under the relevant international agreement (currently, Jersey, Guernsey, Isle of Man, Netherlands Antilles, British Virgin Islands, Turks and Caicos, Cayman Islands, Montserrat, Anguilla and Aruba), Italian paying agents (i.e. banks, SIMs, fiduciary companies, SGRs resident for tax purposes in Italy, permanent establishments in Italy of non-resident persons and any other economic operator resident for tax purposes in Italy paying interest for professional or commercial reasons) shall report to the Italian tax authorities details of the relevant payments and personal information on the individual beneficial owner. Such information is transmitted by the Italian tax authorities to the competent foreign tax authorities of the State of residence of the beneficial owner. In certain circumstances, the same reporting requirements must be complied with also in respect of interest paid to an entity established in another EU Member State, other than legal persons (with the exception of certain Finnish and Swedish entities), whose profits are taxed under general arrangements for business taxation and, in certain circumstance, UCITS recognised in accordance with Directive 85/611/EEC.

Either payments of interest on the notes or the realization of the accrued interest through the sale of the notes would constitute “payments of interest” under Article 6 of the Directive and, as far as Italy is concerned, Article 2 of Decree 84/2005. Accordingly, such payment of interest arising out of the notes would fall within the scope of the Directive being the notes issued after March 1, 2001.

PLAN OF DISTRIBUTION

We may offer the debt securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a particular offering of debt securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of debt securities underwritten or purchased by each of them;

•	the purchase price of the debt securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	the securities exchange on which such debt securities will be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in an offering of debt securities, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the underwriters will not be obligated to purchase debt securities unless specified conditions are satisfied, and if the underwriters do purchase any debt securities, they will be obligated to purchase all debt securities contemplated in an offering.

Dealers

If dealers are utilized in the sale of debt securities, we will sell such debt securities to the dealers as principals. The dealers may then resell such debt securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Direct Sales

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Agents

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Indemnification

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act relating to material misstatements and omissions, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

Market Making

Each series of debt securities will be a new issue of securities and, unless we reopen a series, will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We intend to apply to list each series of the debt securities on a recognized securities exchange. No assurance can be given that there will be a market for the debt securities.

Delayed Delivery Arrangements

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

VALIDITY OF DEBT SECURITIES AND GUARANTEES

The validity of the debt securities in respect of which this prospectus is being delivered and other matters of Luxembourg law will be passed upon for TI Capital by Linkaters Loesch. The validity of the guarantees under Italian law relating to the debt securities offered through this prospectus and other matters of Italian law will be passed upon for Telecom Italia by Gianni, Origoni, Grippo & Partners. The enforceability of the debt securities and guarantees under New York law and certain matters of United States law relating to the debt securities and guarantees offered through this prospectus will be passed upon for Telecom Italia and TI Capital by Morgan, Lewis & Bockius LLP. Certain matters of Italian tax law will be passed upon for Telecom Italia by Maisto e Associati Associazione Professionale. The underwriters, if any, named in the prospectus supplement pursuant to which any debt securities may be offered will be represented by Sullivan & Cromwell LLP, London, England, for matters of United States law, and by Chiomenti Studio Legale for matters of Italian law.

EXPERTS

The consolidated financial statements of Telecom Italia appearing in the Telecom Italia Annual Report (Form 20-F) for the year ended December 31, 2004, have been audited by Reconta Ernst & Young S.p.A., independent registered public accounting firm, as set forth in their report thereon and included therein, and incorporated by reference elsewhere herein, which, as to the years 2003 and 2002, is based in part on the reports of Deloitte & Touche Sociedad de Auditores y Consultores Limitada and PricewaterhouseCoopers S.p.A., independent registered public accounting firms. The financial statements referred to above have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of Empresa Nacional de Telecomunicaciones S.A. (Chile) for the fiscal years ended December 31, 2003 and 2002 have been audited by Deloitte & Touche Sociedad de Auditores y Consultores Limitada, independent registered public accounting firm, as stated in their report which is incorporated herein by reference from Telecom Italia’s Annual Report on Form 20-F for the year ended December 31, 2004 and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Finsiel S.p.A. as of and for the years ended December 31, 2003 and 2002, not separately presented in this prospectus, have been audited by PricewaterhouseCoopers S.p.A., an independent registered public accounting firm, whose report thereon is included in the Telecom Italia Annual Report that is incorporated by reference in this prospectus. Such consolidated financial statements, to the extent they have been included in the financial statements of Telecom Italia S.p.A., have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

TELECOM ITALIA CAPITAL

$750,000,000 6.20% Guaranteed Senior Notes due 2011

$1,000,000,000 7.20% Guaranteed Senior Notes due 2036

$850,000,000 Guaranteed Senior Floating Rate Notes due 2011

Guaranteed on a senior, unsecured basis by Telecom Italia S.p.A.

PROSPECTUS SUPPLEMENT

July 11, 2006

Joint Bookrunners

CREDIT SUISSE	JPMORGAN

LEHMAN BROTHERS

MERRILL LYNCH & CO.	MORGAN STANLEY